UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to Section 240.14a-12

XERIUM TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

14101 Capital Boulevard
Youngsville, NC 27596

April 30, 2014

Dear Stockholder:

You are cordially invited to attend our 2014 Annual Meeting of Stockholders. The meeting will be held on June 12, 2014 at 9:00 A.M., Eastern Time, at our offices located at 14101 Capital Boulevard, Youngsville, NC 27596.

The matters to be acted upon at the meeting are described in the accompanying Notice of 2014 Annual Meeting of Stockholders and Proxy Statement.

Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. Your shares can be represented at the meeting by promptly completing, signing, dating, and mailing the accompanying proxy card or voting instruction form. You may also vote by proxy over the Internet or by telephone.

We hope that you will join us on June 12, 2014. Your continuing interest is very much appreciated.

Sincerely,

Harold C. Bevis
President and Chief Executive Officer

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

Time	9:00 A.M., Eastern Time

Date	June 12, 2014

Place	Offices of Xerium Technologies, Inc. located at 14101 Capital Boulevard, Youngsville, NC 27596.

Purpose	1.	To elect seven directors.

	2.	To ratify the selection of Ernst & Young LLP as Xerium Technologies, Inc.'s independent registered public accounting firm.

	3.	To hold an advisory vote to approve executive compensation.

	4.	To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Record Date	The directors have fixed the close of business on April 17, 2014 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Meeting Admission
All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you attend, you will be asked to present valid picture identification such as a driver’s license or passport. If your company stock is held in a brokerage account or by a bank or other nominee and your name does not appear on our list of stockholders, you are considered the beneficial owner of shares held in street name. In this case, this proxy statement is being forwarded to you by your broker or nominee. If your stock is held in street name, in addition to picture identification, you should bring with you a letter or account statement showing that you were the beneficial owner of the stock on the record date in order to be admitted to the meeting.

Voting by Proxy
Please submit a proxy card or, for shares held in street name, voting instruction form, as soon as possible so your shares can be voted at the meeting. You may submit your proxy card or voting instruction form by mail. You may also vote by proxy over the Internet or by telephone. If your shares are held in street name, you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of the Stockholders to Be Held on June 12, 2014: the Proxy Statement, Form of Proxy and Annual Report to Stockholders are available in the Investor Relations section of our website at www.xerium.com.

By order of the Board of Directors,

April 30, 2014		Harold C. Bevis
President and Chief Executive Officer

XERIUM TECHNOLOGIES, INC.
14101 Capital Boulevard
Youngsville, NC 27596

PROXY STATEMENT
FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2014

GENERAL INFORMATION

The Board of Directors (the “Board”) of Xerium Technologies, Inc. (“Xerium”) is soliciting proxies for our 2014 Annual Meeting of Stockholders (the “Annual Meeting”). You are receiving a proxy statement because you own shares of Xerium common stock that entitle you to vote at the Annual Meeting. By use of a proxy, you can vote regardless of whether or not you attend the Annual Meeting. The proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision. We will mail the notice of Annual Meeting, proxy statement, and proxy card to stockholders beginning on or about May 5, 2014.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is for stockholders of Xerium to address all business that may come before the meeting and to vote on the following matters:

•	the election of seven directors;

•	the ratification of the appointment of Ernst &Young LLP as our independent registered public accounting firm; and

•	approval of the advisory vote to approve executive compensation.

The Board recommends a vote FOR the election of the seven directors, FOR the ratification of the appointment of Ernst &Young LLP as our independent registered public accounting firm and FOR the advisory vote to approve executive compensation.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many Xerium stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the stockholder of record. As discussed below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Wells Fargo, N.A. (“Wells Fargo”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Wells Fargo on behalf of Xerium. As the stockholder of record, you have the right to grant your voting proxy directly to Xerium or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use. You may also vote by proxy over the Internet or by telephone.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the proxy materials are being sent to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has enclosed a voting instruction card for you to use. If you wish to attend the Annual Meeting and vote in person, please mark the box on the voting instruction card received from your broker or nominee and return it to them so that you can receive a legal proxy to present at the Annual Meeting.

How can I attend the Annual Meeting?

If you are listed as a stockholder of record as of April 17, 2014 you may attend the Annual Meeting if you bring proof of identification. If you are the beneficial owner of shares held in street name, you will need to bring proof of identification and provide proof of ownership by bringing either a copy of a brokerage statement or a letter from the record holder indicating that you owned the shares as of April 17, 2014.

How can I vote my shares in person at the Annual Meeting?

If you are the stockholder of record you may vote your shares in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. If you are the beneficial owner of shares held in street name you may vote your shares in person at the Annual Meeting if, in addition to proof of identification, you bring both a brokerage statement or a letter from the record holder indicating that you owned the shares as of April 17, 2014 and a legal proxy from the record holder issued in your name, which you will need to obtain in advance. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. For shares you hold directly as the stockholder of record, you may vote by granting a proxy or, for shares you hold beneficially in street name, you may vote by submitting voting instructions to your broker or nominee. You may submit your proxy or voting instruction card by marking, dating and signing it and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States. For shares you hold directly as the stockholder of record, please refer to the more detailed instructions included on your proxy card. For shares you hold beneficially in street name, please refer to the more detailed instructions included on the voting instruction card included by your broker or nominee.

If you are a stockholder of record, you may also vote by proxy over the Internet by going to the website of our tabulator, Wells Fargo, at www.proxypush.com/XRM and following the instructions you will find there or by touch-tone telephone by dialing 1-866-883-3382 and following the instructions given. You must specify how you want your shares voted or your Internet or telephone vote cannot be completed. Your shares will be voted according to your instructions.

Can I change my vote?

You may revoke your signed proxy to management at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date, by submitting new voting instructions over the Internet or by telephone, or by attending the meeting and voting in person. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on April 17, 2014.

How many votes can be cast by all stockholders?

There were 15,410,122 shares of our common stock outstanding on the record date and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter.

What is a quorum?

A quorum is the minimum number of shares required to hold a meeting. Under our By-Laws, a majority of the outstanding shares of stock entitled to vote at the Annual Meeting, or 7,705,062 shares, must be represented in person or by proxy for a quorum.

What vote is required to approve each item?

For the election of the directors, the seven directors who receive the greatest number of votes cast in favor in person or by proxy will be elected directors.

The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm requires approval by a majority of the votes cast in person or by proxy. Although ratification is not required by our By-Laws or otherwise, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but still may retain them. Even if the selection is ratified, the Audit Committee may change the appointment at any time during the year if it determines that such change would be in our best interest and the best interests of our stockholders.

The advisory vote to approve executive compensation requires approval by a majority of the votes cast in person or by proxy. Because your vote is advisory, it will not be binding upon the Board, it will not overrule any decision by the Board, and it will not create or imply any additional fiduciary duties of the Board or any member thereof. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

If there are insufficient votes to approve the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm or the advisory vote to approve executive compensation, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposals. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Annual Meeting your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.

How is the vote counted?

Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by us to act as tellers for the meeting. The tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director only as shares that are present and entitled to vote for purposes of determining the presence of a quorum. None of the withheld votes will be counted as votes “for” a director. Shares properly voted to “abstain” and broker non-votes on a particular matter are considered as shares that are entitled to vote for the purpose of determining a quorum but are generally not treated as votes cast for the matter. A broker non-vote occurs when a broker holding shares for a customer does not vote on a particular proposal because the broker has not received voting instructions on the matter from its customer and is barred by stock exchange rules from exercising discretionary authority to vote on the matter.

What happens if the meeting is postponed or adjourned?

Your proxy to management may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Who can help answer my questions about the Annual Meeting or how to submit or revoke my proxy?

If you are the stockholder of record, please contact:

Investor Relations
Xerium Technologies, Inc.
14101 Capital Boulevard
Youngsville, NC 27596
Telephone: 919-526-1444

If your shares are held in street name, please call the telephone number provided on your voting instruction form or contact your broker directly.

PROPOSAL 1: ELECTION OF DIRECTORS

Information with Respect to Nominees for Directors

Seven directors will be elected at the Annual Meeting. The Board has recommended as nominees for election as directors the persons named in the table below. All of the nominees are currently directors of Xerium. All directors elected at the Annual Meeting will serve until the 2015 Annual Meeting of Stockholders, and until their successors are duly elected and qualified, or until their earlier death, resignation, or removal. For a discussion of the arrangements pursuant to which certain directors were, and may be in the future, selected, see the section “Chapter 11 Filing, Emergence and Plan of Reorganization” below. The number of directors currently set by the Board is eight. Due to the resignation of Mr. Marc Saiontz concurrent with the 2012 Annual Meeting, there has been one vacancy on the Board since the 2012 Annual Meeting. Our By-Laws provide that only the Board may fill vacancies, however, the Board has no current intention to fill the vacancy at this time.

It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the Board will be voted for the election as directors of the seven nominees listed below. We have no reason to believe that any nominee will be unavailable for election at the Annual Meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting.

The following table sets forth as to each nominee for election at the Annual Meeting: (i) the nominee’s positions with Xerium and principal occupation during the past five years; (ii) the nominee’s other directorships, including any directorships held during the past five years, with publicly held companies or investment companies; (iii) the nominee’s age as of April 30, 2014; and (iv) the nominee’s period of service as a director of Xerium.

Name	Positions with Xerium and Principal Occupation and Other Directorships	Age	Director Since
Roger A. Bailey
Mr. Bailey has served as a director since July 11, 2012. Mr. Bailey currently serves as President of the Power Products Division, North America for ABB Inc., a global leader in power and automation technologies. He has been with ABB for more than 30 years, having served more recently as President - Process Automation North America from 2004-2011; Group Vice President - Pulp and Paper Business Unit from 2005-2011; and Senior Vice President - Paper and Minerals from 2002-2004, among other positions. Mr. Bailey brings to the Board experience at growing ABB's sales to customers in the paper industry during a time of declining paper volume, in restructuring ABB's footprint towards growth-oriented markets and knowledge of international markets, including Asia and, in particular, China.

		56	July 2012
Harold C. Bevis
Mr. Bevis has served as a director and as President and Chief Executive Officer of Xerium since August 15, 2012. Mr. Bevis most recently served as the Chairman and Chief Executive Officer of Prolamina Corporation, a flexible packaging company serving the food, medical and consumer markets, from August 2010 until April 2012. Prior to that from October 2003 until December 2009 he served as Chief Executive Officer, President and director of Pliant Corporation, a film and flexible packaging products producer for personal care, medical, food, industrial and agricultural markets. In 2006 and 2009, Pliant Corporation filed for Chapter 11 protection under the Bankruptcy Code while Mr. Bevis was serving as its President and Chief Executive Officer. He has also served as President, Chief Executive Officer and director of Jordan Telecommunication Products and has held executive positions with Emerson Electric and General Cable Corporation. He is a 1983 graduate of Iowa State University receiving an Industrial Engineering degree and earned a Masters of Business Administration degree from Columbia University in 1988. Mr. Bevis' leadership skills and management experience, including serving as Chief Executive Officer or in executive positions for multiple companies operating internationally, qualify him to serve on the Board. As our Chief Executive Officer, Mr. Bevis brings to the Board a critical understanding of our business operations and management and the implementation of Board strategy.

		54	August 2012

Name	Positions with Xerium and Principal Occupation and Other Directorships	Age	Director Since
David A. Bloss, Sr.
Mr. Bloss has served as a director since April 19, 2011. Mr. Bloss served as Chairman, President, and Chief Executive Officer of CIRCOR International, Inc., a supplier of valves and accessories, from December 1998 to March 2008. Mr. Bloss retired as Chairman of the Board of CIRCOR in February 2009. From June 1993 until December 1998, Mr. Bloss served as Executive Vice President and then President and Chief Operating Officer of Watts Industries, Inc., which spun off CIRCOR as of October 18, 1999. Earlier in his career, Mr. Bloss worked with the auditing firm of Price Waterhouse & Co. where he gained his certified public accountant credentials. Mr. Bloss currently serves on the Board of Directors of Magnetek, Inc., a provider of digital power and motion control systems. Mr. Bloss brings to the Board significant management experience and familiarity with reporting requirements of public companies, which gives him a valuable perspective in his role as a director. His qualifications to serve as a director also include his financial background and his manufacturing experience.
		63	April 2011
Ambassador April H. Foley
Ambassador Foley has served as a director since May 25, 2010. Ambassador Foley served as the United States Ambassador to Hungary from 2006 to 2009. Prior to serving as U.S. Ambassador to Hungary, she held several positions at the Export-Import Bank of the United States. After first serving as a Director of the Bank, she was appointed to be First Vice President and Vice Chairman in 2003. Ambassador Foley also previously held various positions with PepsiCo, Inc. She also serves on the Board of Directors of Alliant Techsystems Inc., an aerospace and defense company. Ambassador Foley’s financial background and international experience, including an MBA from Harvard Graduate School of Business Administration and her public service for the federal government of the United States, qualify her to serve on the Board. Ambassador Foley’s extensive knowledge of international affairs, including the international financial system, enables her to offer valuable insight, judgment and perspectives in support of the Board’s oversight role and its other functions.
		66	May 2010
Jay J. Gurandiano
Mr. Gurandiano has served as a director since December 1, 2008. From September 2012 until December 2013, Mr. Gurandiano served as the Chairman, President and Chief Executive Officer of SP Fiber Technologies LLC, a newsprint and packaging manufacturer. Additionally, he has been the Managing Director of Stone House Investment Holdings Inc., an investment holdings company, since October 2000. He has served as a director of Eacom Timber Company since 2011 and he also served as the Chairman of the Board of Directors of Ainsworth Lumber Co. Ltd., a lumber and wood products company, from 2008 until May 2010. Mr. Gurandiano brings to the Board significant management experience, particularly with respect to the paper industry, which gives him a valuable perspective in his role as a director. His qualifications to serve as a director also include his legal background and his private equity investment experience.
		68	December 2008
John F. McGovern
Mr. McGovern has served as a director since May 25, 2010. Mr. McGovern is the founder, and since 1999 a partner, of Aurora Capital LLC, a private investment and consulting firm based in Atlanta, GA. Prior to founding Aurora Capital, Mr. McGovern served in a number of positions of increasing responsibility at Georgia-Pacific Corporation from 1981 to 1999, including Executive Vice President/Chief Financial Officer from 1994 to 1999. Mr. McGovern has served as a director of Neenah Paper, Inc. since 2006 and as a director of NewPage Holdings Inc. since 2012. Mr. McGovern previously served as a director of GenTek, Inc. from 2003 to 2009 and currently serves on the board of its private successor, General Chemical. He also previously served as a director of Collective Brands, Inc. from 2003 until October 2012. Mr. McGovern also serves on the boards of The Newark Group (since 2010), a recycled paperboard company, and Hoffmaster Inc. (since 2011), a producer of speciality disposable tabletop products. Mr. McGovern brings to the Board significant executive leadership and financial experience in the paper industry, including his experience as Chief Financial Officer of Georgia-Pacific Corporation. In addition, Mr. McGovern brings to the Board the experience of serving on the boards of multiple public and private companies and the views and judgment of a leader who is highly respected for his business expertise and acumen.
		67	May 2010

Name	Positions with Xerium and Principal Occupation and Other Directorships	Age	Director Since
James F. Wilson
Mr. Wilson has served as a director since May 25, 2010 and Chairman of the Board since August 2012. He has been a principal of Carl Marks Management Company, LLC since 2001, which manages investment partnerships focused on distressed securities. Mr. Wilson previously served as a director of Seneca Foods Corporation from 2008 to 2009. Mr. Wilson earned a BA in Economics from Dartmouth College, and an MBA from Harvard Graduate School of Business Administration. Mr. Wilson’s investment management and business experience qualify him to serve on the Board. In addition, we believe that given Mr. Wilson’s affiliation with Carl Marks, a significant former lender and stockholder of Xerium, he can serve as a valuable resource to the Board in understanding and interfacing with our stakeholders.
		56	May 2010

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE SEVEN NOMINEES FOR DIRECTOR NAMED ABOVE.

Chapter 11 Filing, Emergence and Plan of Reorganization

On March 30, 2010, we and certain of our subsidiaries (the “Debtor Subsidiaries”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as amended, the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On May 12, 2010, the Bankruptcy Court held a hearing to consider confirmation of our amended joint prepackaged plan of reorganization (the “Plan of Reorganization”) and entered an order confirming the Plan of Reorganization. On May 25, 2010 (the “Effective Date”), the Plan of Reorganization became effective and we and the Debtor Subsidiaries emerged from Chapter 11.

The Plan of Reorganization provided that the Board of Directors was to be reconstituted to consist of seven directors, including the Chief Executive Officer, one director nominated by our then-current Board, and five directors nominated by certain of our then-lenders. Pursuant to the Plan of Reorganization, on the Effective Date, the Board was reconstituted and became comprised of Stephen R. Light (since retired), Ambassador April H. Foley, Jay J. Gurandiano, John G. McGovern, Edward F. Paquette (since retired), Marc L. Saiontz (since resigned at the expiration of his term in 2012), and James F. Wilson. In addition, we entered into (i) a Director Nomination Agreement with AS Investors, LLC (together with its affiliates, “American Securities”), and (ii) a Director Nomination Agreement with Carl Marks Strategic Investments, L.P. and Carl Marks Strategic Opportunities Fund, L.P. (together with their affiliates, “Carl Marks”). These agreements enable American Securities and Carl Marks to designate one director each for nomination to the Board. Currently, only Mr. Wilson has been nominated to the Board by Carl Marks pursuant to the Director Nomination Agreements. American Securities maintains, but is not currently exercising, the right to appoint a director pursuant to the Director Nomination Agreements.

CORPORATE GOVERNANCE

Director Independence

The Board has adopted Corporate Governance Guidelines that include standards for the independence of directors in accordance with the rules and regulations of the New York Stock Exchange (the "NYSE"). The standards for the independence of directors are included in the Corporate Governance Guidelines available on our website at www.xerium.com. Using the standards set forth in the Corporate Governance Guidelines, the Board has determined that each of Ambassador Foley and Messrs. Bailey, Bloss, Gurandiano, McGovern, and Wilson is independent.

Board Meetings and Director Attendance at the Annual Meeting

The Board held twelve meetings during 2013. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which that director served during 2013 (in each case, which were held during the period for which he or she served as a director and/or a member of the applicable committee). We encourage our directors to attend Annual Meetings of Stockholders and believe that attendance at Annual Meetings of Stockholders is just as important as attendance at meetings of the Board and its committees. Six of our seven directors in office at the time attended the 2013 Annual Meeting of Stockholders.

Board Leadership Structure

In 2012, the Board elected to separate the roles of Chairman of the Board and Chief Executive Officer. In connection with the separation of roles, the Board appointed Mr. Wilson as the Chairman of the Board and eliminated the former role of lead independent director held by him, though Mr. Wilson remains an independent director.

The Board concluded that having a separate Chairman of the Board and Chief Executive Officer is currently the most appropriate and effective leadership structure. In reaching this conclusion, the Board considered that separating the roles of Chairman and Chief Executive Officer would most effectively facilitate communication between management and non-employee directors between meetings of the Board. In addition, because the Chairman is primarily responsible for setting meeting agendas in consultation with Mr. Bevis, the Chief Executive Officer, Mr. Wilson is well positioned to ensure that the concerns of non-employee directors are addressed and that Board meetings make effective use of everyone's time. Mr. Bevis, in turn, is able to provide more attention to management of the Company's business.

While the Board believes the current leadership structure is appropriate and in the best long-term interest of the Company and our stockholders at this time, it reserves the right to consider alternative Board leadership structures, including those that combine the offices of Chairman and Chief Executive Officer, in the future if it determines those alternatives are appropriate for the Company under different circumstances.

Board Oversight and Risk Management

We operate in a complex environment and are subject to a number of significant risks. The Board works with our management to manage the various risks we face. The role of the Board is one of oversight of our risk management processes and procedures; the role of management is to develop and implement those processes and procedures on a strategic and daily basis and to identify, manage, and mitigate the risks that we face. As part of its oversight role, the Board regularly discusses, both with and without management present, our risk profile and how our business strategy effectively manages and leverages the risks that we face.

To facilitate its oversight of Xerium, the Board has delegated certain functions (including the oversight of risks related to these functions) to committees of the Board. The Audit Committee oversees, reviews and discusses with management our policies relating to risk assessment and management, including steps that management has taken or should have taken to minimize risk to us and the Compensation Committee evaluates the risks presented by our compensation programs and analyzes these risks when designing compensation plans. The roles of our committees are discussed in more detail below.

Although the Board has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full Board regarding its activities.

Board Committees

The Board has standing Audit, Compensation, and Nominating and Governance Committees, as described more fully below. The Audit, Compensation and Nominating and Governance Committees are each comprised of independent directors.

Audit Committee. John F. McGovern is the Chair and Ambassador April H. Foley and Jay J. Gurandiano are the other current members of our Audit Committee. The Audit Committee met seven times during 2013. The Board has determined that each member of our Audit Committee is independent within the meaning of the rules and regulations of the NYSE. Furthermore, as required by the rules and regulations of the Securities and Exchange Commission (the “SEC”), no member of the Audit Committee receives, directly or indirectly, any consulting, advisory, or other compensatory fees from us other than Board and committee fees. The Board has determined that John F. McGovern is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC. The Audit Committee operates pursuant to a written charter that is available free of charge on our website at www.xerium.com or by requesting a copy from Investor Relations, Xerium Technologies, Inc., 14101 Capital Boulevard, Youngsville, NC 27596.

The principal duties and responsibilities of the Audit Committee are as follows: (a) to monitor our financial reporting process and internal control systems, including our policies and programs relating to financial risk assessment and management; (b) to appoint and replace our independent registered public accounting firm, determine its compensation and other terms of engagement, and oversee its work; (c) to oversee the performance of our internal audit function; and (d) to oversee overall risk management and assessment and our compliance with legal, ethical, and regulatory matters. The Audit Committee and the Board have established procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters and for confidential, anonymous submission by our employees of concerns regarding questionable accounting or other matters, as described under “Policies on Communicating with Non-Management Directors and Reporting Concerns Regarding Accounting and Other Matters.” The Audit Committee also has the authority to hire independent counsel and other advisors to carry out the Audit Committee’s duties, and we are required to provide appropriate funding, as the Audit Committee determines, to compensate any advisors retained by the Audit Committee.

The report of the Audit Committee is included in this Proxy Statement under “Audit Committee Report.”

Compensation Committee. David A. Bloss, Sr. is the Chair and Roger A. Bailey and James F. Wilson are the other current members of our Compensation Committee. The Compensation Committee met eleven times during 2013. The Board has determined that each member of the Compensation Committee is independent within the meaning of the rules and regulations of the NYSE. The Compensation Committee operates pursuant to a written charter that is available free of charge on our website at www.xerium.com or by requesting a copy from Investor Relations, Xerium Technologies, Inc., 14101 Capital Boulevard, Youngsville, NC 27596.

The principal duties and responsibilities of the Compensation Committee are as follows: (a) to provide oversight on the development and implementation of our compensation policies, strategies, plans, and programs for our key employees and disclosure relating to these matters; (b) to review and approve the compensation of our chief executive officer and the other executive officers of Xerium and its subsidiaries; and (c) to provide oversight concerning the selection of officers, management succession planning, performance of individual executives, and related matters.

The report of the Compensation Committee is included in this Proxy Statement under “Compensation Committee Report.”

Nominating and Governance Committee. Ambassador April H. Foley is the Chair and David A. Bloss, Sr. and James F. Wilson are the other current members of our Nominating and Governance Committee. The Nominating and Governance Committee met three times during 2013. The Board has determined that each member of the Nominating and Governance Committee is independent within the meaning of the rules and regulations of the NYSE. The Nominating and Governance Committee operates pursuant to a written charter that is available free of charge on our website at www.xerium.com or by requesting a copy from Investor Relations, Xerium Technologies, Inc., 14101 Capital Boulevard, Youngsville, NC 27596.

The principal duties and responsibilities of the Nominating and Governance Committee are as follows: (a) to establish criteria for Board and committee membership and recommend to the Board proposed nominees for election to the Board and for membership on committees of the Board; (b) to make recommendations regarding proposals submitted by our stockholders; (c) to make recommendations to the Board regarding corporate governance matters and practices, including compensation for outside directors; and (d) to oversee the management continuity planning process and evaluate succession plans for the Chief Executive Officer and other executive officer positions.

In identifying and recommending nominees for positions on the Board, the Nominating and Governance Committee takes into account each candidate’s ability, judgment, and experience and the overall diversity and composition of the Board. A candidate’s skills and experience must also support our strategy. The Nominating and Governance Committee places primary emphasis on the criteria set forth under “Board Membership Criteria” in our Corporate Governance Guidelines, namely, and not to imply priority: (1) broad-based business skills and experiences; (2) prominence and reputation in their profession; (3) global business perspective; (4) concern for the long-term interests of the stockholders; and (5) personal integrity and judgment. The Nominating and Governance Committee does not set specific, minimum qualifications that nominees must meet in order to be recommended to the Board, but rather the Board believes that each nominee should be evaluated based on his or her individual merits, taking into account our needs and the composition of the Board. Members of the Nominating and Governance Committee discuss and evaluate possible candidates in detail and suggest individuals to explore in more depth. Once a candidate is identified whom the Nominating and Governance Committee wants to seriously consider and move toward nomination, the Chair of the Nominating and Governance Committee enters into a discussion with that candidate.

The Nominating and Governance Committee will consider candidates recommended by stockholders. It is the policy of the Nominating and Governance Committee that candidates recommended by stockholders will be given appropriate consideration in the same manner as other candidates. The procedure for submitting candidates for consideration by the Nominating and Governance Committee for election at our 2015 Annual Meeting of Stockholders is described under “Stockholder Proposals.”

In addition, we have entered into Director Nomination Agreements with each of American Securities and Carl Marks, which enable them to designate one director each for nomination to the Board.

Independent Director Meetings

In addition to the meetings of the committees of the Board described above, our independent directors met four times in executive session during 2013. These executive sessions were either held in connection with Board meetings or were separately called by Mr. Wilson, our Chairman during 2013. Our Corporate Governance Guidelines provide that these executive sessions be chaired by our independent Chairman, unless our Chairman is not independent at that time. The independent directors are currently Ambassador Foley and Messrs. Bailey, Bloss, Gurandiano, McGovern, and Wilson. The Board has established a procedure whereby interested parties may make their concerns known to the independent directors, which is described under “Policies on Communicating with Non-Management Directors and Reporting of Concerns Regarding Accounting and Other Matters.”

Processes and Procedures for Executive and Director Compensation

For a discussion concerning the processes and procedures for determining executive and director compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see “Compensation Discussion & Analysis” and “Compensation of Directors.”

Corporate Code of Business Conduct and Ethics, Corporate Governance Guidelines and Director Share Ownership Guidelines

We have adopted a Corporate Code of Business Conduct and Ethics for our directors, officers, and employees, including our chief executive officer, chief financial officer, and controller. A copy of our Corporate Code of Business Conduct and Ethics may be accessed free of charge by visiting our website at www.xerium.com or by requesting a copy from Investor Relations, Xerium Technologies, Inc., 14101 Capital Boulevard, Youngsville, NC 27596. We intend to satisfy the disclosure requirement regarding any amendment to, or waiver from, a provision of the Corporate Code of Business Conduct and Ethics that applies to our chief executive officer, chief financial officer, or controller by posting the amendment or waiver to our website.

A copy of our Corporate Governance Guidelines and Director Share Ownership Guidelines may also be accessed free of charge by visiting our website at www.xerium.com or by requesting a copy from Investor Relations, Xerium Technologies, Inc., 14101 Capital Boulevard, Youngsville, NC 27596.

Policies on Communicating with Independent Directors and Reporting of Concerns Regarding Accounting and Other Matters

The Board and the Audit Committee have adopted policies on communicating with the independent directors and reporting concerns regarding accounting and other matters. Any stockholder or other interested party who wishes to communicate with the Chairman of the Board may do so by writing to: Chairman of the Board, Xerium Technologies, Inc., 14101 Capital Boulevard, Youngsville, NC 27596. Stockholders or other interested parties who wish to communicate with the independent directors may do so by writing to: Independent Directors, c/o Chairman of the Board, Xerium Technologies, Inc., 14101 Capital Boulevard, Youngsville, NC 27596. These communications will be handled by the Chairman and forwarded to the independent directors at or prior to the next meeting of the independent directors. Stockholders or other interested parties who wish to communicate with the Board may do so by writing to: Board of Directors, c/o Chairman of the Board, Xerium Technologies, Inc., 14101 Capital Boulevard, Youngsville, NC 27596. These communications will be handled by the Chairman and forwarded to directors at or prior to the next meeting of the directors. Any person, whether or not an employee, who has a concern about our conduct, or any of our people, including with respect to accounting, internal accounting controls, or auditing matters, may, in a confidential or anonymous manner, communicate that concern by writing to: Xerium Technologies, Inc., 14101 Capital Boulevard, Youngsville, NC 27596, attention: Compliance Officer, through the Internet at www.ethicspoint.com or by calling 866-293-2399.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed our audited financial statements for 2013, and has discussed these statements with management. The Audit Committee has also discussed with Ernst & Young LLP, our independent registered public accounting firm during 2013, the matters required to be discussed by Statement of Auditing Standard No. 16 (Communications with Audit Committees).

The Audit Committee also received from Ernst & Young LLP the written disclosures and the letter required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence) and discussed with them their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the 2013 audited financial statements be included in our Annual Report on Form 10-K for 2013, for filing with the SEC.

With respect to the above matters, the Audit Committee submits this report.

Mr. John F. McGovern, Chair
Ambassador April H. Foley
Mr. Jay J. Gurandiano

MANAGEMENT AND EXECUTIVE COMPENSATION

Management

The following table sets forth information regarding our executive officers as of April 30, 2014. On the date that the Chapter 11 petitions were filed, Messrs. Pretty and Fracasso were serving as executive officers of Xerium, and, in some cases, executive officers of the Debtor Subsidiaries.

Name	Age	Position
Harold C. Bevis	54	President, Chief Executive Officer and Board Member
Clifford E. Pietrafitta	52	Executive Vice President and Chief Financial Officer
David Pretty	50	President – Xerium North America and Europe
Eduardo Fracasso	54	President – Xerium South America
Wern-Lirn "Paul" Wang	55	President – Xerium Asia
Kevin McDougall	55	Executive Vice President, General Counsel and Secretary
Michael Bly	47	Executive Vice President of Global Human Resources
William Butterfield	60	Chief Technology Officer

Harold C. Bevis has served as a director and as President and Chief Executive Officer of the Company since August 15, 2012. Mr. Bevis most recently served as the Chairman and Chief Executive Officer of Prolamina Corporation, a flexible packaging company serving the food, medical and consumer markets, from August 2010 until April 2012. Prior to that from October 2003 until December 2009 he served as Chief Executive Officer, President and director of Pliant Corporation, a film and flexible packaging products producer for personal care, medical, food, industrial and agricultural markets. In 2006 and 2009, Pliant Corporation filed for Chapter 11 protection under the Bankruptcy Code while Mr. Bevis was serving as its President and Chief Executive Officer. He has also served as President, Chief Executive Officer and director of Jordan Telecommunication Products and has held executive positions with Emerson Electric and General Cable Corporation. He is a 1983 graduate of Iowa State University receiving an Industrial Engineering degree and earned a Masters of Business Administration degree from Columbia University in 1988.

Clifford E. Pietrafitta has served as Executive Vice President and Chief Financial Officer since March 14, 2011. Mr. Pietrafitta served as the Chief Financial Officer of CSS Industries, Inc., a consumer products company, from January 1999 to March 2010. Prior to that he served as the Vice President—Finance of CSS Industries from November 1995 to January 1999, and as Treasurer from 1991 to November 1995.

David Pretty has served as President—Xerium North America since February 2008 and President—Xerium Europe since April 2013. Prior to his appointment as President—Xerium Europe, he served as President—Europe PMC from February 2010. He served as President—Weavexx, our North American clothing operation, from December 2005 until February 2008. From November 2004 to December 2005 he was the Senior Vice President—Sales, Marketing, Technology and Operations for Weavexx. From August 2003 to November 2004 he was the Senior Vice President—Sales, Marketing and Technology for Weavexx. From August 2000 until August 2003 he was the Vice President—Sales and Marketing for Weavexx.

Eduardo Fracasso has served as President—Xerium South America since January 2008. From April 2007 to December 2007 he served as President—Xerium Brazil. Prior to that, he held various operational positions within our Brazilian subsidiaries over a period of approximately 18 years, most recently as Operational Director.

Wern-Lirn "Paul" Wang has served as President - Xerium Asia since March 2014. From March 2011 until just prior to joining Xerium he served as the Chief Executive Officer of Asia Timber Products, where he led the medium density fiberboard and laminating flooring manufacturer in China. Mr. Wang also served as the Managing Director for China of Owens-Illinois from July 2009 until March 2011. Prior to that, he held leadership positions at International Paper, PPG Industries and Owens-Corning Fiberglass.

Kevin McDougall has served as Executive Vice President and General Counsel since April 2010 and Secretary since November 2012. From September 2007 to April 2010, he served as Executive Vice President and General Counsel of HVM, LLC, the management company for Extended Stay Hotels, a hotel chain. From 2003 to 2007, Mr. McDougall was employed at BI-LO LLC and Bruno’s Supermarkets, Inc., a supermarket chain, most recently serving as Senior Vice President, General Counsel and Secretary. In February 2009 and March 2009, respectively, Bruno’s and BI-LO each filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. From 1998 to 2002, he was the Vice President and General Counsel-Worldwide at Bell & Howell/Bell & Howell Mail and Messaging Technologies Company, a developer of production mail equipment and software technologies. He also served as Corporate Counsel (from 1986 to 1991) and Vice President and Senior Counsel (from 1991 to 1998) at GE Capital/GE Capital Mortgage Corporation.

Michael Bly has served as Executive Vice President of Global Human Resources since April 15, 2013. From December 2009 to April 2013, he served as Vice President of Human Resources of Berry Plastics, a flexible packaging company. From August 2007 to December 2009, he served as Vice President of Human Resources at Pliant Corporation, a film and flexible packaging products producer for personal care, medical, food, industrial and agricultural markets.

William Butterfield has served as Executive Vice President and Chief Technology Officer since April 19, 2013. Prior to that he served as Vice President for Global Rolls Technology from 2006 until his promotion in April 2013. Mr. Butterfield has been with our rolls business since 1988 and has served in several capacities.

Compensation Discussion & Analysis

This Compensation Discussion & Analysis section presents an analysis, summary and overview of our compensation philosophy and objectives; our process for determining compensation levels and programs; the elements of our compensation programs; and the material decisions made in setting compensation for 2013 for our “Named Executive Officers” listed below. Following this section, we have included certain tables where you will find detailed 2013 compensation information for the Named Executive Officers.

Executive Summary

During 2013, Xerium’s primary objective was to improve the company’s Adjusted EBITDA (as defined in our credit facility) and to initiate a multi-year repositioning plan to improve our sales and share price after several years of decline.  These initiatives are well under way and we are pleased with the actions to date and the confidence restored in Xerium both internally and externally.  To achieve the desired improvement, the Xerium management team formulated and then executed on several detailed plans to cut costs and increase operational efficiency while maintaining or increasing revenue.  The results of these actions contributed to the increase in Xerium’s Adjusted EBITDA for 2013 as compared to 2012, as shown in the chart below.

Historical Adjusted EBITDA Performance(1)
(1) Adjusted EBITDA levels in millions before currency adjustments made under terms of short-term incentive plans.

To provide management the appropriate incentives to achieve the desired improvements, Xerium continued the use of an executive compensation program substantially similar to the 2012 program with certain limited design changes in 2013. Overall, the changes to the executive compensation programs introduced in 2013 were intended to enhance the level of alignment between our executives and shareholders and to bring our programs into closer alignment with competitive practices.

2013 Short-Term Incentive Compensation. For our annual short-term management incentive compensation program (referred to as the “2013 MIC”), Xerium continued to use Adjusted EBITDA as the performance measure, but changed the pay-out from cash and equity to all cash. Xerium’s success in exceeding the Adjusted EBITDA performance target resulted in payouts of 145.22% of target for our Named Executive Officers.

2013-2015 Executive Long-Term Incentive Plan. For our 2013 long-term incentive award plan (referred to as the “2013 LTIP”), we used a three-year performance period, similar to prior plans, and our awards continued to consist of an equal mix of performance-based and time-based restricted stock units. While three-year cumulative Adjusted EBITDA has been used in the past as the performance measure, we determined that the performance shares under the 2013 LTIP would be earned on the basis of attaining three stock price hurdles. If Xerium’s stock price exceeded a pre-determined threshold closing price for 30 or more trading days, then a portion of the performance-based restricted stock units awarded would vest. While no earned awards will be paid until 2016, due to the fact that Xerium’s stock price increased 441% during 2013, rising from $3.05 at the end of 2012 to $16.49 at the end of 2013, each of the three stock price thresholds established for the 2013 LTIP were met in 2013, and each of the participants earned the target number of performance-based restricted stock units granted to them. A discussion of the 2013 LTIP and the awards granted to each Named Executive Officer appears below under “2013 Executive Compensation Components - Long-Term Compensation.”

Clawbacks. Each of our incentive plans, including the 2013 MIC and 2013 LTIP, included incentive clawback provisions. As explained more fully below under “Incentive Clawback Policies”, these provisions require participants to refund all or a portion of an award if the award was paid based on financial statements that are subsequently restated.

Named Executive Officers

Our Named Executive Officers for 2013 were:

•	Harold C. Bevis, President, Chief Executive Officer and Director

•	Clifford E. Pietrafitta, Executive Vice President and Chief Financial Officer

•	David Pretty, President-Xerium North America and Europe

•	Eduardo Fracasso, President-Xerium South America

•	Joan Badrinas Ardèvol, Former President-Europe Rolls and Former Chief Technology Officer

•	Thomas C. Johnson, Former President - Xerium Asia

On April 19, 2013, we delivered a notice of termination to Mr. Badrinas and as of that date, he was no longer serving as an executive officer, but remained an employee throughout 2013, and on January 1, 2014, Mr. Johnson's service as President - Xerium Asia terminated. Due to SEC rules, both are considered Named Executive Officers with respect to 2013.

Compensation Philosophy and Objectives

We believe in aligning executive compensation with performance, and the Compensation Committee has designed our compensation programs with the following objectives in mind:

•	reward executives for achievement of long-term goals with the objective of improving stockholder value;

•	motivate executives to excel with specific annual performance goals; and

•	enhance our ability to retain and, as necessary, attract superior employees to key positions.

This philosophy has generally led to a significant portion of each executive's compensation being “at risk” annually and over multi-year performance periods. With respect to 2013, the Compensation Committee designed executive compensation packages for executives, including the Named Executive Officers, which included both cash and stock-based compensation. While we had no specific policy or rigid formula regarding the proportion of total compensation that constitutes cash compensation or stock-based compensation, the Compensation Committee balanced these compensation elements to meet our stated compensation objectives. In determining the appropriate balance of cash and stock-based compensation, the Compensation Committee considered, among other things, the total amount of our equity that the executive officer held, the motivational value of various components of compensation to the executive officer, the compensation practices of other similarly situated companies, the cost to us of each compensation element, and the overall balance and reasonableness of the executive officer's total compensation package. The Compensation

Committee also assessed the potential share dilution resulting from “at plan” award levels of equity compensation. Finally, in setting compensation levels, the Compensation Committee aims to set fixed compensation, such as base salary, and variable incentive compensation close to the 50th percentile level of comparable companies for similar executive positions.

The primary components of our executive compensation include:

Component	Purpose	Characteristics
Base Salary	To attract and retain talented executives and to reward their scope of responsibilities, experience and industry knowledge.	Fixed cash compensation. Generally and over time, targeted at the 50th percentile for similar executive positions at comparable companies.

Short-Term Incentive Compensation	To motivate and reward executives to achieve or exceed annual goals, generally a corporate financial performance metric. In 2013, this was an Adjusted EBITDA metric.
Annual performance-based compensation comprised of cash or equity or both. In 2013, this was comprised of cash. Amount earned will vary depending on actual results achieved relative to targeted performance goals. In 2013, in addition to the total company performance targets, we introduced a discretionary adjustment feature to account for individual performance and contributions.

Long-Term Compensation	To align economic interests of executives with the interests of long-term stockholders and to encourage executive retention.
Three-year performance- and time-based equity awards. Generally, at least half of the long-term incentive compensation is performance-based. Compensation realized depends on company performance over three-year periods and continued service with the company. The 2013 plan used a stock price performance metric, and employed service-vesting conditions.

Other (inc. Benefits)	To attract and retain executives.	Employee benefits such as life insurance, retirement benefits, car allowances, country club dues and relocation expenses.

2013 “At Risk” and Realized Compensation. Approximately 76% of our Chief Executive Officer’s 2013 total targeted direct compensation (consisting of base salary, short-term and long-term incentive awards) and approximately 41% of the average 2013 targeted total direct compensation for our other Named Executive Officer who served as an executive officer throughout 2013 was “at risk”, meaning that the receipt of such compensation was not guaranteed, but was contingent upon future events when granted.

Because Xerium's performance for 2013 was above threshold performance levels and because each of the performance targets for the 2013 LTIP were met in 2013, the compensation realized by these Named Executive Officers exceeded the targeted compensation for 2013.

(1)
For purposes of this graph, average NEO total targeted direct compensation includes the following elements of compensation of our Named Executive Officers, excluding our Chief Executive Officer, who served as an executive officer throughout 2013: salary, targeted long-term incentive compensation and targeted short-term incentive compensation.

Compensation Determination Process

The Compensation Committee operates under a written charter adopted by the Board and discharges the responsibilities of the Board relating to the compensation of our executive officers. In discharging its responsibilities, the Compensation Committee reviews and approves the goals and objectives of our executive compensation programs, evaluates performance against those goals and objectives, and approves the compensation of our executive officers.

Role of Say-on-Pay Vote. At our 2011 Annual Meeting of Stockholders, we held a stockholder advisory vote to approve our 2010 executive compensation program, and 87.5% of the shares represented at the meeting voted to approve the program. Because our 2011, 2012 and 2013 programs had a similar mix of compensation elements to that of 2010, the Compensation Committee felt that their structures were appropriate and should not be reconsidered. Due to the support received and the similarities from year-to-year in our executive compensation structures, the 2011 advisory vote has had no measurable impact on our deliberations approving our 2013 or 2014 executive compensation programs.

Role of Executive Officers in Compensation Decisions. The Chief Executive Officer makes recommendations to the Compensation Committee regarding compensation, including salary adjustments, structure of annual awards, annual award amounts, and specified performance thresholds at which incentives would be earned for both himself and the other executive officers. The Chief Executive Officer discusses with the Compensation Committee our performance and the individual performance of himself and the other executive officers at least annually. While the Compensation Committee considers the recommendations of the Chief Executive Officer, the Compensation Committee ultimately decides salary adjustments, the structure of annual and long-term awards, and annual and long-term award amounts for all executive officers.

Compensation Consultant. The Compensation Committee has engaged Towers Watson & Co. (“Towers Watson”), an independent executive compensation consultant, to analyze our executive compensation structure and plan designs, and to assess whether the compensation programs are competitive and supports the Committee’s goal to align shareholders’ interests with those of the Named Executive Officers. Towers Watson also directly provides the Committee with market data, which the Committee references when determining compensation for named executive officers.

Benchmarking and Comparative Analysis. To assist in evaluating and setting compensation in 2013, Towers Watsons conducted an annual review of our cash and equity compensation programs for the Chief Executive Officer and other executive officers. Towers Watson provided the Compensation Committee with relevant market data to consider in the context of analyzing the compensation of the executive officers.

Towers Watson provided to the Compensation Committee comparative compensation data for our top executive positions at the 25th, 50th, and 75th percentile levels based on a general industry published survey analysis. The Compensation Committee used this general industry survey as its primary reference in making 2013 compensation decisions.

In addition to the industry survey data, Towers Watson also conducted a benchmarking analysis with respect to our Named Executive Officers based on a peer-group study of the publicly disclosed cash and equity compensation practices of 14 publicly held companies in the manufacturing industry. The compensation components considered in the benchmarking analysis were base salary, target bonus as a percentage of base salary, target total compensation, annualized expected grant value of long-term incentives, and target total direct compensation. The companies included in the study were the following:

• Actuant Corporation	• Kaydon Corporation (since acquired)

• Albany International Corp.	• Lydall, Inc.

• Barnes Group Inc.	• Nordson Corporation

• Circor International, Inc.	• Simpson Manufacturing Company Inc.

• CLARCOR Inc.	• Standex International Corporation

• IDEX Corporation	• Tennant Company

• Kadant Inc.	• Watts Water Technologies, Inc.

These companies were chosen based on certain business characteristics similar to ours, including: annual revenues, employee headcount, geographic scope of business, and type of business.

The Compensation Committee has also historically taken into account input from other sources, including input from other independent members of the Board, publicly available data relating to the compensation practices and policies of other companies within and outside of our industry, and targeted publications of independent associations of corporate directors. The Compensation Committee anticipates continuing and enhancing its use of peer group data in establishing our executive compensation in future fiscal years.

Representatives of Towers Watson have periodically attended meetings of the Compensation Committee. In utilizing Towers Watson, no conflicts of interest were raised between them and the Company and Towers Watson did not provide any additional consulting or other services to the Company in an amount exceeding $120,000. The Compensation Committee has in the past and may in the future retain the services of third-party executive compensation specialists, as the Committee sees fit, in connection with the establishment of cash and equity compensation and related policies. Additionally, in accordance with its charter, the Compensation Committee formally assessed the independence of Towers Watson in 2013 using the criteria promulgated by the New York Stock Exchange and determined the consultant to be independent.

2013 Executive Compensation Components

For 2013, the principal components of compensation for our Named Executive Officers were base salary, short-term incentive compensation, and long-term equity based awards (other than with respect to Mr. Badrinas). Executive officers also received a variety of benefits. These include benefits that are available generally to all salaried employees in the geographical location where the executive officer is based, as well as benefits available only to executive officers generally or a particular executive officer.

In general, for 2013 we did not have a formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation, or among the different forms of non-cash compensation. Instead, the Compensation Committee, in consultation with the Chief Executive Officer and Towers Watson, determined what it believed to be the appropriate level and mix of the various compensation components. While the particular compensation objectives that each element of executive compensation served are set forth below, the Compensation Committee believed that each element of compensation, to a greater or lesser extent, served each of the objectives of our executive compensation program. Our policy was to provide our executive officers with compensation opportunities that were based upon our performance and their contribution to our performance.

Base Salary. The Compensation Committee annually reviews and approves the base salary of the Chief Executive Officer and our other executive officers.

Base salary is an essential element of executive compensation because it provides our executives with a base level of monthly income to defray ordinary living expenses. In making salary determinations, the Compensation Committee considers various factors such as our performance, the executive's performance, his responsibilities and leadership, years of experience, competitive salaries within the marketplace, and the executive's total compensation package. Based on these factors and 2012 performance, no base salary merit increases were approved in 2013.

The following table sets forth annual base salary rates in effect at December 31, 2013 and December 31, 2012 for each of the Named Executive Officers, as well as percentage increases from 2012 to 2013:

Name	2013 Salary	2012 Salary	Percent Increase(1)
Harold C. Bevis(2)	$665,000	$665,000	0%
Clifford E. Pietrafitta	$340,000	$340,000	0%
David Pretty	$405,000	$405,000	0%
Eduardo Fracasso(3)	$380,717	$392,298	NA	(3)
Joan Badrinas Ardèvol(4)	$420,302	$406,879	NA	(4)
Thomas C. Johnson	$325,000	$325,000	0%

(1)	Percent increases are based on the executive’s salary in the local applicable currency.

(2)	Mr. Bevis was hired on August 15, 2012 and his base salary was set at $665,000, of which he received $251,933 from August 2012 through the remainder of 2012.

(3)
Mr. Fracasso's 2013 salary was 827,646 Brazilian Real and is converted from Real at an assumed exchange rate of $0.46 per Real, which represents the average exchange rate for 2013, and his 2012 salary was 769,218 Brazilian Real and is converted from Real at an assumed exchange rate of $0.51 per Real, which represents the average exchange rate for 2012. After subtracting a cost of living adjustment and reimbursements for vacation mandated by local law, Mr. Fracasso's salary in Brazilian Real was essentially flat year-over-year. The decrease in his salary expressed in U.S. Dollars is due to currency effects.

(4)
As of April 19, 2013, Mr. Badrinas no longer served as an executive officer of Xerium, but pursuant to the terms of his employment agreement continued to receive his base salary for 12 months. Mr. Badrinas' 2013 salary was 316,360 Euros and is converted from Euros at an assumed exchange rate of $1.329 per Euro, which represents the average exchange rate for 2013, and his 2012 salary was 316,360 Euros and is converted from Euros at an assumed exchange rate of $1.286 per Euro, which represents the average exchange rate for 2012. The increase in his salary expressed in U.S. Dollars is due to currency effects.

In maintaining these salary levels, the Compensation Committee also felt the decision supported our compensation philosophy by allowing us to be competitive in attracting and retaining the talent we feel will help achieve our long-term goals as well as the Committee's goal to set executive officer salaries close to the median (50th percentile) of comparable companies for similar executive positions.

Short-Term Incentive Compensation. The Compensation Committee believes that a substantial portion of the potential annual compensation of each executive officer should be in the form of annual performance-based incentives. Awards are based on achievement of performance goals established in the beginning of the year and are targeted for each participant as a percentage of base salary with targets ranging from 50% to 100% for the Named Executive Officers. These target ranges have been set based on the market surveys previously discussed and based on the executives expected contribution to performance. In 2013, potential payments ranged from 0-150% of the target award depending on whether results fell short of a threshold performance level or exceeded the targeted performance goal and, for 2013 individual awards could be further adjusted up or down based on individual contributions, provided that individual adjustments netted to zero so the total pool of awards did not exceed 150% of the target pool. This range of potential award payments underscores the Committee’s belief that no payments should be earned if performance fails to meet minimum expectations and that the top of the range should reward exceptional performance.

Our short-term incentive compensation awards support our compensation philosophy by motivating our executives to achieve performance goals that contribute to the Company’s short-term and long-term objectives and acts as a financial incentive to attract and retain executive talent.

2013 Management Incentive Compensation Program. On March 11, 2013, we adopted the 2013 MIC. Each award under the 2013 MIC was entirely performance-based and vested only if (i) the participant remained continuously employed with us through December 31, 2013 and (ii) the performance criteria, detailed below, were met. The Compensation Committee selected each of our executive officers, as well as certain other key employees, as participants in the 2013 MIC after consultation with the Chief Executive Officer. Under the 2013 MIC, each participant was assigned a specific target award equal to a percentage of his or her then-current base cash compensation (pro-rated for any partial year of service during 2013) and the specified target award percentages for the Named Executive Officers were as follows:

Name	Specified Target Award as Percentage of Salary
Harold C. Bevis	100%
Clifford E. Pietrafitta	50%
David Pretty	50%
Eduardo Fracasso	50%
Joan Badrinas Ardèvol	50%
Thomas C. Johnson	50%

Informed by competitive pay practices, the Committee determined that awards earned under the 2013 MIC would be paid 100% in cash. This was in contrast to our prior practice of paying these awards in cash and equity. Payouts under the 2013 MIC were determined by our performance against an Adjusted EBITDA metric (as defined in our credit facility), on a sliding scale adjusted at the end of the year to reflect currency fluctuations relative to the U.S. Dollar in all markets. The Compensation Committee set the target Adjusted EBITDA metric at $99.3 million. As shown below, the sliding scale provided for payouts ranging from 0% of the potential target award under the target metric if Adjusted EBITDA was achieved at or less than a minimum threshold level, which was $91.0 million for 2013. Essentially, the 2013 MIC would only start funding awards if Adjusted EBITDA exceeded prior year performance. The payouts increased on a straight line basis for achievement of Adjusted EBITDA above the minimum threshold level, up to 150% of the potential target award under the target metric if Adjusted EBITDA was achieved at a maximum level, which was $107.6 million for 2013. Additionally, the Committee could adjust individual awards up or down by 20% based on an individual’s particular contributions during the year. Individual adjustments, however, could only be made on a zero-sum basis so that the total award pool would not exceed 150% of the target pool. With the exception of the Chief Executive Officer, the discretion to make adjustments to individual participants' awards was left to the Chief Executive Officer.

In setting the Adjusted EBITDA performance target, our Compensation Committee believed the target was a reasonable proxy for our likely performance for 2013, based on our internal business segment and geographic region forecasts available at the time the 2013 MIC was adopted. The Compensation Committee also believed that the Adjusted EBITDA target was reasonably attainable, but not assured, as achievement would require, among other things, high levels of operational performance and effective responses to short-term market changes and challenges. In 2013, after adjusting actual results by the currency exchange rates in effect when the targets were established, we achieved Adjusted EBITDA of $106.8 million, which was above the target of $99.3 million. The target was met and exceeded largely on the back of steady sales coupled with strong cost reduction efforts in 2013. After assessing individual performances, the Compensation Committee and the Chief Executive Officer determined that all participants played a team role in achieving the Adjusted EBITDA performance level and, therefore, decided not to adjust individual awards up or down.

The performance goals and results for the 2013 MIC were as follows:

Adjusted EBITDA in millions

2013 MIC awards earned were as follows:

Named Executive Officer	2013 MIC Target	2013 MIC Payout
Harold C. Bevis	$665,000	$965,713
Clifford E. Pietrafitta	$170,000	$246,874
David J. Pretty	$202,500	$294,071
Eduardo Fracasso(1)	$173,433	$251,860
Joan Badrinas Ardèvol(2)	$217,039	$315,184
Thomas C. Johnson	$162,500	$235,983

(1)
Mr. Fracasso’s target and award payments are converted from Brazilian Real at an assumed exchange rate of $0.419 per Real, which represents the exchange rate under which the awards were calculated and paid.

(2)	Mr. Badrinas’ target and award payments are converted from Euros at an assumed exchange rate of $1.372 per Euro, which represents the exchange rate close in time to when the awards were paid.

Long-Term Compensation. As part of our executive compensation philosophy, we seek to create long-term performance incentives for our executive officers by aligning their economic interests with the interests of stockholders through time- and performance-based awards that vest over a three-year period provided the executive remains with the company and the pre-established performance thresholds are met. Also, in keeping with our compensation philosophy of targeting median incentive pay packages, and taking into consideration dilution and the burn rate on the 2010 Plan, the Compensation Committee chose to commit to awarding Mr. Bevis annual long-term compensation awards equal to the greater of 200% of his then-current base salary or $1,400,000. For the other Named Executive Officers, the Compensation Committee chooses the size and mix of time- and performance-based awards based on the executive’s role and positioning relative to the competitive market, as discussed above.

Besides aligning our executives’ financial interests with the interests of stockholders, our long-term equity awards support our stock ownership guidelines (discussed below) and provide an incentive for our executives to remain with Xerium over the performance periods.

2013 - 2015 Executive Long-Term Incentive Plan. In 2013, the Compensation Committee adopted the 2013 LTIP applicable to a 2013 - 2015 performance period. Awards granted in 2013 under the 2013 LTIP were made under the 2010 Equity Incentive Plan (the “2010 Plan”). The 2010 Plan provides for the grant of awards consisting of any or a combination of stock options, stock appreciation rights, restricted stock, unrestricted stock or stock unit awards to key employees, directors and consultants. The Compensation Committee administers the 2010 Plan and has the power to select participants, determine award terms and conditions and adopt, alter and repeal administrative rules, guidelines and practices applicable to the 2010 Plan. For the 2013 LTIP, our President and Chief Executive Officer made recommendations to the Compensation Committee regarding the participants to be selected and the award terms.

2013 LTIP awards have both a time-based and a performance-based component. The Compensation Committee set a specific total target award, expressed as a dollar amount, for each participant in the 2013 LTIP. Based on this target award amount, the number of time- and performance-based restricted stock units (“RSUs”) to be awarded to each Named Executive Officer was determined by dividing the value of the target award by the stock price on the grant date. For the 2013 LTIP, the resulting number of RSUs were split equally between time-based and performance-based RSUs. Awards for the three-year performance period (2013-2015) are intended to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The time-based RSUs will vest in one installment on March 31, 2016, and will be converted into shares of common stock when they vest. The time-based RSUs typically will only vest if the participant continues to be employed by us on March 11, 2016, but are subject to earlier vesting in certain circumstances. In particular, in the event the participant's employment terminates as a result of a “Change of Control” (as defined in the applicable RSU agreement), the entire unvested portion of the award shall become vested on the termination date. If the participant ceases to be employed by us prior to a vesting date as a result of resignation, dismissal or any other reason, then the unvested portion of the award will be forfeited automatically. In the event of termination of the participant's employment by us without “Cause” or termination for “Good Reason” (each as defined in the applicable RSU agreement), a pro rata percentage of the unvested portion of the award will become vested on the date of termination.

The performance-based RSUs typically will vest only if (i) the participant remains continuously employed with us through March 11, 2016, subject to the earlier vesting conditions described above and (ii) certain performance criteria, described below, are met. Vested RSUs will be converted into shares of our common stock (“Performance Shares”) after the close of the three-year performance period. The number of Performance Shares paid out will be determined by our performance against a stock price performance metric for the three-year performance period, as set by the Compensation Committee. Certain portions of the Performance Shares vest assuming each of three stock price thresholds are met or exceeded for at least 30 consecutive trading days during the performance period. The payout under the performance-based portion of each award is limited to 100% of the possible number of Performance Shares. The stock price performance metrics were as follows:

Metric	Threshold Stock Prices	Amount Vesting	% Threshold Price Exceeded Grant Date Price

Stock Price equals or exceeds each threshold amount for 30 consecutive trading days	$6.00	20%	12%

	$8.00	60%	49%

	$10.00	20%	87%

As compared to our previous long-term incentive plans, the Compensation Committee chose to move away from a performance measure based on Adjusted EBITDA to a performance measure based purely on the Company's stock price performance. The Compensation Committee felt focusing on stock price was appropriate given the Company's recent stock price performance, particularly during 2012. At the time the thresholds were set, each threshold respectively represented share price improvements of 12%, 49% and 87% over $5.36, the closing price per share of our common stock on the grant date (as defined in the 2013 LTIP), as shown in the table above. In setting these thresholds, the Compensation Committee felt attainment would be difficult, but not impossible over the three-year performance period.

As the chart below shows, Xerium’s stock price improved significantly during 2013, gaining 441%, and outperformed its compensation peer group during 2013.

(1) Compensation peer investment of $100 is invested evenly amongst the peer group stock and includes AIN, ATU, B, CIR, CLC, IEX, KAI, LDL, NDSN, SSD, SXI, TNC, WTS, KDN.

The following table sets forth the number of time-based restricted stock units and performance-based stock units awarded to our Named Executive Officers in 2013 and also indicates the number of performance-based RSUs that have vested pursuant to the terms of 2013 LTIP. The vested performance-based RSUs are still subject to forfeiture based on continued employment.

Name	Time-Based RSUs(1)	Performance-Based RSUs(2)	% of Performance-Based RSUs Vested as of 12/31/13
Harold C. Bevis(3)	130,597	130,597	100%
Clifford E. Pietrafitta	6,996	6,996	100%
David J. Pretty	6,996	6,996	100%
Eduardo Fracasso	6,996	6,996	100%
Joan Badrinas Ardèvol(4)	NA	NA	NA
Thomas C. Johnson	6,996	6,996	100%

(1)    Time-based awards under the 2013 LTIP represent restricted stock units that vest in one installment on March 31, 2016.
(2)    Performance-based awards under the 2013 LTIP represent stock units that vest if the participant remains continuously employed through December 31, 2015 and if certain performance criteria are met. As described above, depending on the level of performance achieved, the participant may receive Performance Shares up 100% of the number of stock units listed in this column after the conclusion of the three-year performance period.
(3)    Mr. Bevis is eligible to receive awards under all long term incentive plans at a value at the time of grant equal to the greater of 200% of his then-current salary or $1,400,000.
(4)    Mr. Badrinas was not granted awards under the 2013 LTIP due to his termination as an executive officer prior to full implementation of the plan.

2011 and 2012 Long-Term Incentive Plans. During 2011 and 2012, we sought to create long-term performance incentives for our executive officers by aligning their economic interests with the interests of stockholders through the 2011-2013 Long-Term Incentive Plan ("2011 LTIP") and the 2012 - 2014 Executive Long-Term Incentive Plan (“2012 LTIP”). Like the 2013 LTIP, Xerium's 2011 LTIP and 2012 LTIP, adopted under the 2010 Plan, provided for both time-based and performance-based awards. Additionally, a specific target share award, expressed as a dollar amount, was set for each participant in these 2011 LTIP and 2012 LTIP. Unlike the 2013 LTIP, awards for the three-year performance periods (2011-2013 and 2012-2014) were not intended to qualify for the performance-based compensation exception under Section 162(m) of the Code. Besides the material elements of the plans set forth below, the other provisions of the 2011 LTIP and 2012 LTIP were substantially identical to the terms of the 2013 LTIP described above.

Performance-based awards under the 2011 LTIP and 2012 LTIP are determined based on the Company's performance against a three-year cumulative Adjusted EBITDA metric as compared to the stock price performance metric used in the 2013 LTIP. The Adjusted EBITDA metric is adjusted for currency fluctuations during the term of the 2011 LTIP and 2012 LTIP.

Unlike the 2013 LTIP and 2012 LTIP, time-based awards under the 2011 LTIP represented 35% of the total target award and performance-based awards represented 65% of the total award. Also, under the 2012 LTIP and the 2011 LTIP, the time-based awards were granted in the form of time-based restricted stock units under the 2010 Plan vesting in three equal installments over a three year vesting period and convert into shares of common stock as they vest.

In 2011, we granted Mr. Pietrafitta awards under our 2011 LTIP. The 2011 LTIP performance-based awards were subject to Xerium's performance against a three-year cumulative Adjusted EBITDA target of $411.6 million. Because our three-year cumulative Adjusted EBITDA over that period was $304.2 million, or 73.9% of our targeted Adjusted EBITDA, and below the threshold payout level of 80% of targeted Adjusted EBITDA, our 2011 LTIP performance-based awards did not pay out.

The 2012 performance-based awards will convert into shares of the Company's common stock and be paid after the close of the three-year performance period. The amount of the payment will be based on a sliding scale ranging from 50% if the metric is achieved at greater than 85% of the target up to 200% if the metric is achieved at or above 115% of the target. The cumulative Adjusted EBITDA target established by the Compensation Committee with respect to the performance-based portion of the 2012 LTIP awards was $337.2 million, provided that the amount may be adjusted by the Compensation Committee to reflect any material change of circumstance, such as an acquisition or disposition.

Incentive Clawback Policies. The 2013 MIC, the 2011 LTIP, 2012 LTIP and the 2013 LTIP each provide that if a participant receives an award under the applicable plan based on financial statements that are subsequently restated in a way that would decrease the amount of the award to which the participant was entitled, the participant will refund to us the difference between what the participant received and what the participant should have received. Participants will not be required to refund compensation paid more than three years prior to the applicable restatement.

401(k) Plans. Our Named Executive Officers resident in the United States participate in a tax-qualified defined contribution plan for non-union employees with a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. The Named Executive Officers became eligible to participate in the plan after completing two months of employment with us. Each participant in the plan may elect to defer, in the form of contributions to the plan, up to the statutorily prescribed annual limit of compensation that would otherwise be paid to the participant in the applicable year. In 2013, under the plan in which our Named Executive Officers participate, we made a matching contribution of 200% of the first one percent of such participant's compensation and 100% of the next five percent of such participants compensation.

Retirement Benefits. We maintain a pension plan for U.S. salaried employees, including certain of our executive officers (the “non-union U.S. pension plan”). The non-union U.S. pension plan is a funded, tax-qualified, noncontributory defined-benefit pension plan and is described in more detail below under the heading “Pension Benefits.” In 2013, Mr. Badrinas participated in a government pension arrangement in Germany. On September 24, 2008, we announced that we were freezing benefit pension accruals under the non-union U.S. pension plan effective December 31, 2008, so that future service beyond December 31, 2008 will no longer be credited under the non-union U.S. pension plan. Employees who were vested as of December 31, 2008 were entitled to their benefit earned as of December 31, 2008. Mr. Pretty was vested as of December 31, 2008. No other Named Executive Officers were participants.

Perquisites and Other Personal Benefits. We provide the Named Executive Officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior executive employees for key positions. These benefits include premiums paid for term life insurance policies, car allowances or an automobile for personal use, country club dues, housing and relocation expenses and annual physical exams. Attributed costs of the personal benefits described above for the Named Executive Officers for the fiscal year ended December 31, 2013, are included in the next to last column of the Summary Compensation Table below.

Employment Agreements. We have entered into Employment Agreements with certain key employees, including the Named Executive Officers, although Mr. Johnson's employment agreement terminated on January 1, 2014 and Mr. Badrinas' employment agreement terminated on April 19, 2014, the anniversary of the date he received a termination notice. The employment agreements for the Named Executive Officers are described below under the heading “Employment Agreements and Potential Payments Upon Termination or Change in Control.” These agreements include severance arrangements and, in some cases, the level of severance is dependent upon the proximity of termination to a Change in Control (as defined in the applicable agreement). We believe that these arrangements support our ability to attract and retain superior executive employees and, if a change in control were to occur, would enhance our value by keeping our management team intact and focused on the best interests of the stockholders, rather than their own job security.

Stock Ownership Guidelines

The Compensation Committee recognizes that alignment of the interests of executive officers with those of our stockholders is important. While the Compensation Committee has not established a target level of ownership, it believes that equity based awards help to align these incentives and serve as an integral part of the executive officer compensation program. All transactions in our common stock by our executive officers must comply with our Pre-Clearance Procedures and Insider Trading Policy, which, among other things, prohibit any trading on the basis of material, non-public information, establish quarterly and event-specific trading blackout periods, and require all trades and/or trading plans to be approved in advance by our General Counsel.

Tax and Accounting Implications

Deductibility of Executive Compensation. In establishing compensation, the Compensation Committee takes into account the provisions of Section 162(m) of the Code, which exempts some performance-based compensation from the $1 million deduction limit. The Compensation Committee may, however, approve compensation that does not qualify for the exemption to attract and retain executives or for other reasons. For example, the Compensation Committee approved the 2012 LTIP and 2011 LTIP, which do not qualify for the Section 162(m) exemption, however the 2013 MIC and 2013 LTIP were intended to qualify for the Section 162(m) exemption. In determining whether to structure incentive awards to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the Compensation Committee balances the benefits of the awards qualifying as performance-based compensation, within the meaning of Section 162(m) of the Code, and the overall goal of structuring awards designed both to incentivize the executives and to increase stockholder value. For a discussion of the 2013 MIC and 2013 LTIP, see the section Short-Term Incentive Compensation" and “Long-Term Compensation” earlier in this Compensation Discussion & Analysis.

Accounting for Stock-Based Compensation. We account for stock-based awards, including our restricted stock unit awards, in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Options (formerly Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment (Revised 2004)”).

Narrative Disclosure of Our Compensation Policies and Practices As They Relate to Our Risk Management

During 2013, we conducted a risk assessment of our compensation policies and practices to ensure that they do not foster risk taking above the level of risk associated with our business model. We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us. For additional information with respect to our risk management process, please see the section “Board Oversight and Risk Management” above.

Summary Compensation Table

The following table sets forth information with respect to the compensation during 2013, 2012, and 2011 for our Named Executive Officers—our Chief Executive Officer, our Chief Financial Officer, and each of our three other most highly compensated executive officers (based on 2013 compensation) who were serving as executive officers at the end of 2013, and one officer who would have been among those three had he been serving as an executive officer at the end of 2013. This table includes information regarding Mr. Joan Badrinas, our Former President - Europe Rolls and Chief Technology Officer, and Mr. Thomas C. Johnson, our Former President - Xerium Asia. Mr. Badrinas was delivered a notice of termination on April 19, 2013 and as of that date was no longer serving as an executive officer, but pursuant to his employment contract remained an employee of the Company as of December 31, 2013. Mr. Johnson served as an executive officer throughout 2013, but was no longer serving as an executive officer of the Company as of January 1, 2014.

Please see the section “Compensation Philosophy and Objectives” in Compensation Discussion & Analysis for additional information with respect to the proportionate elements of total compensation.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation ($)		Total ($)
Harold C. Bevis	2013	$665,000		$—	$1,400,000	$—	$965,713	$—	$83,333	(4)	$3,114,046
President, Chief Executive Officer and Director	2012	$251,933		$—	$825,000	$1,672,840	$—	$—	$72,087		$2,821,860

Clifford E. Pietrafitta	2013	$340,000		$—	$74,997	$—	$246,874	$—	$29,681	(5)	$691,552
Executive Vice President and Chief Financial Officer	2012	$340,000		$—	$122,100	$—	$—	$—	$40,154		$502,254
	2011	$271,782		$10,000	$250,560	$—	$33,660	$—	$63,003		$629,005
David Pretty	2013	$405,000		$—	$74,997	$—	$294,071	$—	$29,307	(6)	$803,375
President – Xerium North America and Europe	2012	$405,000		$—	$89,540	$—	$—	$17,621	$29,720		$541,881
	2011	$405,000		$—	$15,896	$—	$15,897	$41,501	$29,420		$507,714
Joan Badrinas Ardèvol	2013	$420,302	(7)	$—	$—	$—	$315,184	$—	$68,888	(8)	$804,374
Former President – Europe Rolls and Chief Technology Officer	2012	$406,879		$—	$48,840	$—	$—	$—	$47,868		$503,587
	2011	$440,374		$—	$16,107	$—	$16,108	$—	$51,809		$524,398
Eduardo Fracasso	2013	$380,717	(9)	$—	$74,997	$—	$251,860	$—	$147,001	(10)	$854,575
President – Xerium South America	2012	$392,298		$—	$30,525	$—	$—	$—	$134,849		$557,672
	2011	$440,233		$—	$15,482	$—	$15,482	$—	$130,192		$601,389
Thomas C. Johnson	2013	$325,000		$—	$74,997	$—	$235,983	$—	$29,189	(11)	$665,169
Former President - Xerium Asia

(1)
The amounts in this column reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (“ASC Topic 718”) of the stock awards granted to our Named Executive Officers during 2011, 2012, and 2013, excluding the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 10 to our audited financial statements for the fiscal year ended December 31, 2013. The amounts set forth may be more or less than the value ultimately realized by the Named Executive Officer based upon, among other things, the value of our common stock at the time of vesting of restricted stock unit awards, whether we achieve certain performance goals and whether such awards actually vest. For the performance-based portion of awards under the 2011 LTIP, the 2012 LTIP or the 2013 LTIP, the amount reported is the grant date fair value based upon the probable outcome of such conditions at the time of grant in 2011, 2012 and 2013, respectively. For awards granted under the 2013 LTIP, 50% of the awards were granted in the form of time-based restricted stock units and 50% were granted in the form of performance-based restricted stock units.

(2)
Represents the cash award earned by each executive pursuant to the terms of our 2013 Management Incentive Compensation Plan ("2013 MIC"). Each Named Executive Officer received awards equal to 145.22% of their targeted awards. For Mr. Fracasso, the amount represents the actual amount paid to him at the currency rate in effect on or about the time the payment due was calculated, which was $0.419 per Real.

(3)
The amounts in this column represent changes in pension value from the prior year. None of our Named Executive Officers received any preferential earnings on nonqualified deferred compensation in 2013. At December 31, 2013, the present value of Mr. Pretty's pension was $22,658 less than present value of his pension at December 31, 2012.

(4)
Includes $15,300 in respect of employer contributions to Mr. Bevis' 401(k) account and $1,752 in respect of premiums for group term life insurance policies for the benefit of Mr. Bevis. In addition, reflects perquisites and other personal benefits in the aggregate amount of $66,281, which includes (i) $50,693 in taxable relocation benefits; (ii) $9,600 associated with an automobile allowance; and (iii) $5,998 associated with country club dues.

(5)
Includes $15,300 in respect of employer contributions to Mr. Pietrafitta’s 401(k) account and $1,193 in respect of premiums for group term life insurance policies for the benefit of Mr. Pietrafitta. In addition, reflects perquisites and other personal benefits in the aggregate amount of $13,188, which includes (i) $5,988 associated with country club dues, and (ii) $7,200 of an automobile allowance.

(6)
Includes $14,700 in respect of employer contributions to Mr. Pretty’s 401(k) account and $1,419 in respect of premiums for group term life insurance policies for the benefit of Mr. Pretty. In addition, reflects perquisites and other personal benefits in the aggregate amount of $13,188, which includes (i) $5,988 associated with country club dues and (ii) $7,200 associated with an automobile allowance.

(7)
2013 salary for Mr. Badrinas is converted from Euros at an assumed exchange rate of $1.329 per Euro, which represents the average exchange rate for 2013. 2012 salary for Mr. Badrinas is converted from Euros at an assumed exchange rate of $1.286 per Euro, which represents the average exchange rate for 2012. 2011 salary for Mr. Badrinas is converted from Euros at an assumed exchange rate of $1.39 per Euro, which represents the average exchange rate for 2011.

(8)
Includes $17,707 in respect of contributions to a retirement fund for the benefit of Mr. Badrinas, $28,134 representing the value of Mr. Badrinas’ personal use of an automobile that we lease, $18,334 in housing contributions and $4,713 in medical benefits, converted from Euros at an assumed exchange rate of $1.329 per Euro, which represents the average exchange rate for 2013.

(9)
2013 salary for Mr. Fracasso is converted from Brazilian Real at an assume exchange rate of $0.46 per Real, which represents the average exchange rate for 2013. 2012 salary for Mr. Fracasso is converted from Brazilian Real at an assumed exchange rate of $0.51 per Real, which represents the average exchange rate for 2012. 2011 salary for Mr. Fracasso is converted from Brazilian Real at an assumed exchange rate of $0.60 per Real, which represents the average exchange rate for 2011.

(10)
Includes $18,865 in vacation pay, $16,348 representing the value of Mr. Fracasso’s personal use of an automobile that we own, $22,965 in automobile expense reimbursements, $36,107 related to medical and life insurance premiums paid by us and $52,715 in contributions to Mr. Fracasso’s private retirement savings plan.

Grant of Plan-Based Awards

The following table sets forth information with respect to plan-based awards granted to Named Executive Officers in 2013.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Harold C. Bevis		$—	$665,000	$997,500	—	—	—
	3/11/13					130,597						$700,000
	3/11/13							130,597	(4)			$700,000
Clifford E. Pietrafitta		$—	$170,000	$255,000	—	—	—
	3/11/13					6,996						$37,499
	3/11/13							6,996	(5)			$37,499
David Pretty		$—	$202,500	$303,750	—	—	—
	3/11/13					6,996						$37,499
	3/11/13							6,996	(6)			$37,499
Joan Badrinas(7)		$—	$217,039	$325,559	—	—	—
Eduardo Fracasso		$—	$173,433	$260,150	—	—	—
	3/11/13					6,996						$37,499
	3/11/13							6,996	(8)			$37,499
Thomas C. Johnson		$—	$162,500	$243,750
	3/11/13					6,996						$37,499
	3/11/13							6,996	(9)			$37,499

(1)
These columns show the range of payouts targeted under the 2013 MIC as described under the section entitled “Short-Term Incentive Compensation” in Compensation Discussion & Analysis. No award was payable unless the target metric was met. Once the target metric was met, participants were eligible to receive an award equal to 100% of their target award. If the maximum metric was met, participants were eligible to receive an award equal to 150% of their target award. Each of the target and maximum awards could be adjusted up or down by 20% in the discretion of the Compensation Committee or, in all cases other than the Chief Executive Officer, by the Chief Executive Officer. Awards adjusted in this manner could not be lower than 80%, or higher than 180%, of the participant's target award.

(2)
These columns show the range of payouts of performance-based restricted stock units under the 2013 LTIP as described under the section entitled “Long-Term Compensation” in Compensation Discussion & Analysis. Payouts of performance-based awards under the 2013 LTIP were based solely on stock price performance and vested in thirds based on achievement of the three stock price performance thresholds. Based on the Company's stock price performance for 2013, all performance-based awards vested during 2013, but the awards are not payable until the end of the performance period, December 31, 2015. The time-based portion of the 2013 LTIP award is listed separately under the “All Other Stock Awards” column.

(3)
The amounts in this column reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 of the stock and option awards granted to our Named Executive Officers during 2013, excluding the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 10 to our audited financial statements for the fiscal year ended December 31, 2013. The amounts set forth may be more or less than the value ultimately realized by the Named Executive Officer based upon, among other things, the value of our common stock at the time of vesting of restricted stock unit awards, whether we achieve certain performance goals and whether such awards actually vest. For awards subject to performance conditions, such as performance-based awards under the 2013 LTIP, the amount reported is the grant date fair value based upon the probable outcome of such conditions.

(4)	Grant of time-based restricted stock units under the 2013 LTIP. The time-based restricted stock units vest in one installment on March 11, 2016.

(5)	Grant of time-based restricted stock units under the 2013 LTIP. The time-based restricted stock units vest in one installment on March 11, 2016.

(6)	Grant of time-based restricted stock units under the 2013 LTIP. The time-based restricted stock units vest in one installment on March 11, 2016.

(7)	Mr. Badrinas was not granted any awards under the 2013 LTIP.

(8)	Grant of time-based restricted stock units under the 2013 LTIP. The time-based restricted stock units vest in one installment on March 11, 2016.

(9)	Grant of time-based restricted stock units under the 2013 LTIP. The time-based restricted stock units vest in one installment on March 11, 2016.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information for the Named Executive Officers regarding outstanding equity awards held as of December 31, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Harold C. Bevis	—	781,701	—	$4.00	8/15/2022				—		$—
						204,208	(2)	$3,367,390
						130,597	(3)	$2,153,545
Clifford E. Pietrafitta	—	—	—	—	—	1,667	(4)	$27,489	—	(5)	$—
						10,000	(6)	$30,500	15,000	(7)	$247,350
						6,996	(8)	$115,364
David Pretty	—	—	—	—	—	7,333	(6)	$120,921	11,000	(7)	$181,390
						6,996	(8)	$115,364
Joan Badrinas Ardèvol	—	—	—	—	—	4,000	(9)	$98,940	6,000	(10)	$98,940
Eduardo Fracasso	—	—	—	—	—	2,500	(6)	$61,838	3,750	(7)	$61,838
						6,996	(8)	$115,364
Thomas C. Johnson	—	—	—	—	—	5,333	(11)	$87,941	8,000	(12)	$131,920
						6,996	(13)	$115,364

(1)	Market values in this table are determined using a price per share of our common stock of $16.49, the closing price on the NYSE on the last trading day in 2013.

(2)
Reflects 204,208 unvested restricted stock unit awards granted on August 15, 2012. The award granted on August 15, 2012 vests annually in equal installments on August 15, 2014, August 15, 2015 and August 15, 2016.

(3)	Reflects 130,597 unvested restricted stock units with a grant date of March 11, 2013, and a vesting date of March 11, 2016.

(4)	Reflects unvested restricted stock unit awards granted on March 14, 2011 that are subject to time-based conditions on vesting. The remaining awards vested on March 31, 2014.

(5)
Mr. Pietrafitta had been granted 6,500 restricted stock units on March 14, 2011 that were subject to performance-based conditions on vesting. The number of performance shares paid out was determined by our performance against a cumulative Adjusted EBITDA metric (as defined in our Credit Facility) for the three-year performance period ending December 31, 2013, as set by the Compensation Committee, and a sliding scale. The metric was not achieved at the minimum threshold for vesting, or greater than 80% of target, so no payouts were made.

(6)
Reflects unvested restricted stock unit awards granted on May 11, 2012 that are subject to time-based conditions on vesting. The awards vest annually in equal installments with the first third vesting on March 31, 2013 and the balance vesting on March 31, 2014 and March 31, 2015.

(7)
Reflects restricted stock unit awards granted on May 11, 2012 that were subject to performance-based conditions on vesting. The number of performance shares paid out will be determined by our performance against a cumulative Adjusted EBITDA metric (as defined in our Credit Facility) for the three-year performance period ending December 31, 2014, as set by the Compensation Committee, and a sliding scale. The Adjusted EBITDA metric will be adjusted to reflect currency fluctuations relative to the U.S. Dollar in all markets. If the metric is achieved at greater than 85% of target, the sliding scale provides for payouts that scale up on a straight line between 50% at 85% of target and 100% of the possible number of performance shares if the metric is achieved at 100% of target. If the metric is achieved at greater than 100% of target, the sliding scale provides for payouts that scale up on a straight line between 100% at 100% of target and 200% of the possible number of performance shares if the metric is achieved at 115% of target. The payout under the performance-based portion of each award is limited to 200% of the possible number of performance shares.

(8)	Reflects unvested restricted stock unit awards with a grant date of March 11, 2013 that are subject to time-based conditions on vesting. The awards vest in one installment on March 11, 2016.

(9)
Reflects unvested restricted stock unit awards granted on May 11, 2012 that are subject to time-based conditions on vesting. The awards vest annually in equal installments with the first third vesting on March 31, 2013 and the second third on March 31, 2014. Because Mr. Badrinas will no longer be an employee of Xerium at the time the final third is set to vest on March 31, 2015, pursuant to the terms of his restricted stock unit agreement he will receive a pro rata portion of such shares based on his final date of employment with Xerium, which was April 19, 2014.

(10)
Reflects restricted stock unit awards granted on May 11, 2012 that were subject to performance-based conditions on vesting. Because Mr. Badrinas will not be with Xerium on the vesting date, he will not be entitled to any shares.

(11)
Reflects unvested restricted stock unit awards granted on May 11, 2012 that are subject to time-based conditions on vesting. The awards vest annually in equal installments with the first third vesting on March 31, 2013 and the second third on March 31, 2014. Because Mr. Johnson is no longer an employee of Xerium, pursuant to the terms of his restricted stock unit agreement he received a pro rata portion of such shares based on his final date of employment with Xerium, which was January 1, 2014.

(12)
Reflects restricted stock unit awards granted on May 11, 2012 that were subject to performance-based conditions on vesting. Because Mr. Johnson is no longer with Xerium, he will not be entitled to any shares.

(13)
Reflects unvested restricted stock unit awards with a grant date of March 11, 2013 that are subject to time-based conditions on vesting. The awards vest in one installment on March 11, 2016. Because Mr. Johnson is no longer an employee of Xerium, pursuant to the terms of his restricted stock unit agreement he received a pro rata portion of such shares based on his final date of employment with Xerium, which was January 1, 2014.

Option Exercises and Stock Vested Table

The following table sets forth information for the Named Executive Officers regarding the value realized during 2013 by such executives pursuant to shares acquired upon vesting of stock awards. None of the Named Executive Officers exercised any stock options during 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Harold C. Bevis	—	$—	—		$—
Clifford E. Pietrafitta	—	$—	6,166	(1)	$33,543	(1)
David Pretty	—	$—	10,441	(2)	$56,799	(2)
Joan Badrinas Ardèvol	—	$—	7,962	(3)	$43,313	(3)
Eduardo Fracasso	—	$—	6,128	(4)	$33,336	(4)
Thomas C. Johnson	—	$—	7,273	(5)	$39,565	(5)

(1)
Includes 6,166 time-based restricted stock units that vested on March 31, 2013. Of these shares, 2,309 shares were withheld by us in respect of tax obligations. Market value is determined using a price per share of our common stock of $5.44, the closing prices on the NYSE on March 28, 2013.

(2)
Includes 10,441 time-based and performance-based restricted stock units that vested on March 31, 2013. Of these shares, 3,511 shares were withheld by us in respect of tax obligations. Market value is determined using a price per share of our common stock of $5.44, the closing prices on the NYSE on March 28, 2013.

(3)
Includes 7,962 time-based and performance-based restricted stock units that vested on March 31, 2013. Of these shares, 3,584 shares were withheld by us in respect of tax obligations. Market value is determined using a price per share of our common stock of $5.44, the closing prices on the NYSE on March 28, 2013.

(4)
Includes 6,128 time-based and performance-based restricted stock units that vested on March 31, 2013. Of these shares, 1,686 shares were withheld by us in respect of tax obligations. Market value is determined using a price per share of our common stock of $5.44, the closing prices on the NYSE on March 28, 2013.

(5)
Includes 7,273 time-based and performance-based restricted stock units that vested on March 31, 2013. Of these shares, 2,712 shares were withheld by us in respect of tax obligations. Market value is determined using a price per share of our common stock of $5.44, the closing prices on the NYSE on March 28, 2013.

Equity Compensation Plan Information

The following table sets forth certain information with respect to Xerium's equity compensation plans at December 31, 2013.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	458,922	$—	760,559

Equity compensation plans not approved by security holders	985,909	$4.00	—

Total	1,444,831	$4.00	760,559

Please see the discussion below under "Employment Agreements and Potential Payments Upon Termination or Change in Control" for a discussion of the equity compensation plans not approved by security holders, which were granted in connection with the appointment of Mr. Bevis.

Pension Benefits

Pension Plan. Xerium’s non-union U.S. pension plan for U.S. salaried employees, including its executive officers, and U.S. non-union hourly employees is a funded, tax-qualified, noncontributory defined-benefit pension plan. Benefits under the non-union U.S. pension plan are based upon an employee’s years of service and the average of the employee’s highest five calendar years of compensation in the last ten calendar years of service with us and our subsidiaries, the “final average earnings,” and are payable after retirement. Covered employees become vested in the non-union U.S. pension plan after the completion of five years of vesting service. Earnings covered by the non-union U.S. pension plan are total cash compensation, including salary and bonuses, less taxable fringe benefits, as defined in the plan. Benefits under the non-union U.S. pension plan are calculated as an annuity equal to 0.9% to 1.4% of the participant’s final average earnings multiplied by years of service. Credited years of service cannot exceed 30 years. For purposes of the annual pension benefit calculation, final average earnings as of December 31, 2013 could not exceed $245,000. Contributions to the non-union U.S. pension plan were made entirely by us and were paid into a trust fund from which the benefits of participants will be paid. The benefits listed in the table below are not subject to any deduction for Social Security, but are subject to offset by accrued benefits under specified predecessor plans.

On September 24, 2008, we announced that we were freezing benefit pension accruals under the non-union U.S. pension plan effective December 31, 2008 so that future service beyond December 31, 2008 is not to be credited under the non-union U.S. pension plan. Employees who were vested as of December 31, 2008 were entitled to their benefit earned as of December 31, 2008. Current employees who were not vested as of December 31, 2008 will be entitled to their benefit earned as of December 31, 2008 upon five years of continuous employment from date of hire. Mr. Pretty is the only Named Executive Officer participating in the non-union U.S. pension plan.

The following table sets forth information on the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, under the non-union U.S. pension plan (to the extent that such Named Executive Officer participates in the non-union U.S. pension plan) determined using interest rate and mortality rate assumptions consistent with those used in our audited financial statements for the fiscal year ended December 31, 2013.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Harold C. Bevis	—	—	—	—
Clifford E. Pietrafitta	—	—	—	—
David Pretty	non-union U.S. pension plan	9.917	$142,716	—
Joan Badrinas Ardèvol	—	—	—	—
Eduardo Fracasso	—	—	—	—
Thomas C. Johnson	—	—	—	—

(1)	As of December 31, 2013. Covered employees become vested in the non-union U.S. pension plan after the completion of five years of vesting service.

Nonqualified Deferred Compensation

None of the Named Executive Officers received any nonqualified deferred compensation in 2013.

Employment Agreements and Potential Payments Upon Termination or Change in Control

We have entered into an employment agreement with each of Harold C. Bevis, Clifford E. Pietrafitta, David Pretty, Joan Badrinas Ardèvol, Eduardo Fracasso and Thomas C. Johnson. The employment period under the agreements will continue until terminated by us or the Named Executive Officer. The employment agreements for these executives provide, or in the case of Mr. Badrinas and Mr. Johnson, provided, the specific terms set forth below.

For additional information with respect to the employment agreements between us and our Named Executive Officers, please see the section “Employment Agreements” in Compensation Discussion & Analysis.

Also set forth below, after the description of the applicable employment agreement, are tables that show the potential amounts payable to each of the Named Executive Officers in accordance with their respective employment agreements and other agreements with us in the event of termination of such executive’s employment in the circumstances described in the category headings of the tables, assuming that such termination was effective as of December 31, 2013, except for Mr. Badrinas, for whom we show the benefits received under the terms of his respective employment agreement governing his termination as an executive officer on April 19, 2013. With the exception of Mr. Badrinas, the amounts in the tables are estimates of the amounts which would be paid out to the executives in accordance with their respective employment agreements upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from us. Regardless of the manner in which a Named Executive Officer’s employment terminates, he may be entitled to receive amounts earned during his term of employment. Such amounts include earned and unpaid base salary, vacation pay, and regular pension benefits (see “Pension Benefits” above). Each of Named Executive Officer was also a participant in the 2013 MIC, which provided that participants were entitled to receive their award if certain performance targets were met and if they were employed with us on December 31, 2013. For additional information with respect to the 2013 MIC, please see the section “Short-Term Incentive Compensation” in Compensation Discussion & Analysis.

Harold C. Bevis. Mr. Bevis serves as a Director and as our President and Chief Executive Officer. As of December 31, 2013, Mr. Bevis receives a base salary of $665,000, which may be increased at the discretion of the Board. His employment agreement provides that Mr. Bevis is eligible to participate in our annual bonus plan at a minimum target participation level of 100% of his base salary. If Mr. Bevis terminates his employment other than for “good reason” (as defined in his employment agreement), he is entitled to his unpaid salary and benefits through his date of termination. If his employment terminates because of his death or disability, then he is entitled to his earned and unpaid salary through his date of termination and the payout he would have earned under our annual bonus plan for the year in which the termination occurs, prorated to reflect the number of days that he worked in the year. In addition, if his employment terminates because of his disability, he is entitled to participate in medical/dental benefit plans for 18 months (or such longer period as may be provided in our benefit plans). If we terminate his employment for any other reason other than “cause” (as defined in his employment agreement), or if he terminates his employment for “good reason,” then he is entitled to (i) receive his base salary for 18 months, (ii) receive the payout he would have earned under our annual bonus plan for the year in which the termination occurs, prorated to reflect the number of days that he worked in the year, and (iii) participate in medical/dental benefit plans for 18 months years (or such longer period as may be provided in our benefit plans), provided that the timing of certain payments may be delayed under Section 409A of the Code. If any such termination occurs within three months prior to or two years following certain specified change of control transactions, then the period of base salary and medical/dental benefit continuation shall be two years instead of 18 months. If we terminate his employment for “cause,” he is entitled only to payment of his earned and unpaid base salary for the period prior to termination.

As a sign-on award, on August 15, 2012 we granted Mr. Bevis 204,208 time-based restricted stock units pursuant to a restricted stock unit agreement and an option to purchase 781,701 shares of our common stock pursuant to an option agreement. Under the restricted stock unit award, we will issue one share of common stock in respect of each fully vested time-based restricted stock unit. The time-based restricted stock unit award will vest in three equal installments on the second, third and fourth anniversaries of August 15, 2012. Under the option agreement, one third of the total number of options will vest and become exercisable on each of the second, third and fourth anniversaries of August 15, 2012. The exercise price under the option agreement is $4.00 per share and the term of the options is 10 years.

Under the restricted stock unit agreement, the option agreement and our 2013 LTIP, had we terminated his employment for any other reason other than “cause”, or if he terminated his employment for “good reason,” each as of December 31, 2013, then he would have been entitled to a pro rata portion of his time-based awards and options, and 100% of his performance-based awards under the 2013 LTIP. Based on a closing price of $16.49 on December 31, 2013, the value of his time-based and performance-based awards under the restricted stock unit agreement and the 2013 LTIP (208,621) would have been $3,440,165 and the options (173,694) would have had a net value of $2,169,438.

Under the restricted stock unit agreement and the option agreement, had a change in control occurred on December 31, 2013, all of his time-based awards (204,208) and all of his options (781,701) would have become vested. Based on a closing price of $16.49 on December 31, 2013, the value of the time-based awards would have been $3,367,390 and the options would have had a net value of $9,763,445. Additionally, under our 2013 LTIP, had a change in control occurred on December 31, 2013, then 130,597 unvested time-based awards with a value of $2,153,545 would have become vested and payable. Additionally, 130,597 vested, but unissued performance-based awards with a value of $2,153,545 would have become payable.

The employment agreement also provides, with certain exceptions, that Mr. Bevis may not participate in any entity or engage in any activity that competes with us or any of our subsidiaries during his employment and for a period of 18 months after his employment terminates. In addition, the employment agreement imposes certain non-solicitation obligations on him during the same period of time.

If it is determined that any payment or benefit provided to Mr. Bevis by us or any of our subsidiaries will be subject to the excise tax imposed by Section 4999 of the Code, the employment agreement provides that we will reduce such payment or benefit to the extent necessary so that no portion of the remaining payments and/or benefits will be subject to an excise tax under Section 4999.

Potential Payments to Mr. Bevis upon Termination at December 31, 2013:

Reason for Termination	Cash Severance Payment (2)	Equity Awards (3)	Continuation of Medical/ Dental Benefits	Excise Tax Gross-up	Benefits under Life Insurance Policies the Premiums for which are Paid for By Xerium	Total Termination Benefits
Death	$965,713	$—	$—	$—	$1,000,000	$1,965,713
Disability(1)	$965,713	$—	$26,091	$—	$—	$991,804
By Xerium for Cause(1)	$965,713	$—	$—	$—	$—	$965,713
By Xerium without Cause(1) and not within 3 months before or 24 months after a Change of Control(1)	$1,963,213	$5,609,602	$26,091	$—	$—	$7,598,906
By Xerium without Cause(1) and within 3 months before or 24 months after a Change of Control(1)	$2,295,713	$17,437,924	$34,788	$—	$—	$19,768,425
By the Executive for Good Reason(1) and not within 3 months before or 24 months after a Change of Control(1)	$1,963,213	$5,609,602	$26,091	$—	$—	$7,598,906
By the Executive for Good Reason(1) and within 3 months before or 24 months after a Change of Control(1)	$2,295,713	$17,437,924	$34,788	$—	$—	$19,768,425
By the Executive without Good Reason(1)	$965,713	$—	$—	$—	$—	$965,713

(1)	As defined in Mr. Bevis’ employment agreement.

(2)
The amounts set forth under cash severance payments are payable over time as continuation of the payment of base salary or in a lump sum as described in the description of Mr. Bevis’ employment agreement above. In addition, this column includes cash payments under our 2013 MIC that were payable as a result of Mr. Bevis being employed by us on December 31, 2013.

(3)
Includes (i) with respect to “without cause” or “for good reason” termination that is not close in time to a change in control, 78,024 unvested time-based restricted stock units that would become vested, 130,597 vested performance-based restricted stock units and 173,694 options that would become vested, and (iii) with respect to “without cause” or “for good reason” termination close in time to a change in control, 334,805 unvested time-based restricted stock units that would become vested, 130,597 vested performance-based restricted stock units and 781,701 unvested options that would become vested.

Clifford E. Pietrafitta. Mr. Pietrafitta serves as our Executive Vice President and Chief Financial Officer. As of December 31, 2013, Mr. Pietrafitta receives a base salary of $340,000, which may be increased for subsequent years at the discretion of the Board. Under the terms of his employment agreement, Mr. Pietrafitta is eligible to participate in our annual bonus plan at a minimum target participation level of 50% of his base salary.

If Mr. Pietrafitta terminates his employment other than for “good reason” (as defined in his employment agreement), he is entitled to his unpaid salary and benefits through his date of termination. If his employment terminates because of his death or disability, then he is entitled to his earned and unpaid salary through his date of termination and any payout he would have earned under our annual bonus plans for the year in which the termination occurs, prorated to reflect the number of days that he worked in the year. In addition, if his employment terminates because of disability, he is entitled to participate in medical/dental benefit plans for 18 months (or such longer period as may be provided in our benefit plans). If we terminated his employment for any other reason (other than “cause” as defined in the employment agreement), or if he terminate his employment for “good reason,” then he is entitled to receive his base salary for one year and to participate in medical/dental benefit plans for one year (or such longer period as may be provided in our benefit plans). If any such termination were to occur within three months prior to or two years following certain specified change of control transactions, then the period of base salary and medical/dental benefit continuation would be 18 months instead of one year. If we terminate his employment for “cause,” he is entitled only to payment of his earned and unpaid base salary for the period prior to termination. Pursuant to an amendment to Mr. Pietrafitta’s employment agreement made in December 2011, if his employment is terminated by us without “cause” or by him for “good reason” within two years following the start date of the new Chief Executive Officer of Xerium who immediately succeeded our previous Chief Executive Officer (Stephen Light) then, in addition to any other severance benefits to which he may be entitled and subject to the execution of a release, Mr. Pietrafitta shall also be entitled to a lump sum payment of an amount equal to his then current base salary.

The employment agreement also imposes non-competition and employee non-solicitation obligations on Mr. Pietrafitta.

If it is determined that any payment or benefit provided to Mr. Pietrafitta by us or any of our subsidiaries would be subject to the excise tax imposed by Section 4999 of the Code pursuant to the employment agreement we would make an additional lump-sum payment to Mr. Pietrafitta sufficient, after giving effect to all federal, state, and other taxes and charges with respect to such payment, to make Mr. Pietrafitta whole for all taxes imposed under or as a result of Section 4999.

Under our long-term incentive programs, had we terminated his employment for any other reason other than “cause”, or if he terminated his employment for “good reason,” each as of December 31, 2013, then he would have been entitled to a pro rata portion of his time-based awards (6,374), and 100% of his performance-based awards under the 2013 LTIP (6,996). Based on a closing price of $16.49 on December 31, 2013, the value of his time-based awards and performance-based awards under the 2013 LTIP would have been $220,471.

Under our long-term incentive programs, had a change in control occurred on December 31, 2013, then (i) unless the Compensation Committee provided for the continuation, assumption or substitution of the performance-based portion of the awards by the surviving entity or acquirer, 7,890 unvested performance-based awards with a value of $130,106 would have become vested, and (ii) 11,621 unvested time-based awards with a value of $191,630 would have become vested. Additionally, under the 2013 LTIP, 6,996 vested performance-based awards with a value of $115,364 would become payable.

Potential Payments to Mr. Pietrafitta upon Termination at December 31, 2013:

Reason for Termination	Cash Severance Payment (2)	Equity Awards (3)	Continuation of Medical/ Dental Benefits	Excise Tax Gross-up	Benefits under Life Insurance Policies the Premiums for which are Paid for By Xerium	Total Termination Benefits
Death	$246,874	$—	$—	$—	$681,000	$927,874
Disability(1)	$246,874	$—	$25,818	$—	$—	$272,692
By Xerium for Cause(1)	$246,874	$—	$—	$—	$—	$246,874
By Xerium without Cause(1) and not within 3 months before or 24 months after a Change of Control(1)	$586,874	$220,471	$17,212	$—	$—	$824,557
By Xerium without Cause(1) and within 3 months before or 24 months after a Change of Control(1)	$756,874	$437,100	$25,818	$—	$—	$1,219,792
By the Executive for Good Reason(1) and not within 3 months before or 24 months after a Change of Control(1)	$586,874	$220,471	$17,212	$—	$—	$824,557
By the Executive for Good Reason(1) and within 3 months before or 24 months after a Change of Control(1)	$756,874	$437,100	$25,818	$—	$—	$1,219,792
By Xerium without Cause(1) or by the Executive for Good Reason(1) within 24 months after the appointment of a successor CEO to Mr. Light and not within 3 months before or 24 months after a Change of Control(1)	$926,874	$220,471	$17,212	$—	$—	$1,164,557
By Xerium without Cause(1) or by the Executive for Good Reason(1) within 24 months after the appointment of a successor CEO to Mr. Light and within 3 months before or 24 months after a Change of Control(1)	$1,096,874	$437,100	$25,818	$—	$—	$1,559,792
By the Executive without Good Reason(1)	$246,874	$—	$—	$—	$—	$246,874

(1)	As defined in Mr. Pietrafitta’s employment agreement.

(2)
The amounts set forth under cash severance payments are payable over time as continuation of the payment of base salary or in a lump sum as described in the description of Mr. Pietrafitta’s employment agreement above. In addition, this column includes cash payments under our 2013 MIC that were payable as a result of Mr. Pietrafitta being employed by us on December 31, 2013.

(3)
Includes (i) with respect to “without cause” or “for good reason” termination that is not close in time to a change in control, 6,374 unvested time-based restricted stock units that would become vested and 6,996 performance-based restricted stock units that would become payable and (ii) with respect to “without cause” or “for good reason” termination close in time to a change in control, 11,621 unvested time-based restricted stock units that would become vested and 14,886 performance-based restricted stock units that would become payable.

David Pretty. Mr. Pretty serves as President—Xerium North America and Europe. As of December 31, 2013, Mr. Pretty receives a base salary of $405,000, which may be increased at the discretion of the Board. Under the terms of his employment agreement, if his employment terminates because of his death or disability, then he is entitled to his earned and unpaid salary through his date of termination. In addition, if his employment terminates because of disability, he is entitled to participate in medical/dental plans for 18 months (or such longer period as may be provided in our benefit plans). If we terminate his employment for any other reason (other than “cause” (as defined in the employment agreement)), or if he terminates his employment for “good reason” (as defined in the employment agreement), then he is entitled to receive his base salary for one year and participate in medical/dental benefit plans for one year (or such longer period as may be provided in our benefit plans), provided that the timing of certain payments may be delayed under Section 409A of the Code. If any such termination occurs within three months prior to or two years following certain specified change of control transactions, then the period of base salary and medical/dental benefit continuation shall be 18 months instead of one year. If we terminate his employment for “cause,” he is entitled only to payment of his earned and unpaid base salary for the period prior to termination. Pursuant to an amendment to Mr. Pretty’s employment agreement made in December 2011, if his employment is terminated by us without “cause” or by him for “good reason” within two years following the start date of a new Chief Executive Officer of Xerium who immediately succeeded our previous Chief Executive Officer (Mr. Light) then, in addition to any other severance benefits to which he may be entitled and subject to the execution of a release, Mr. Pretty shall also be entitled to a lump sum payment of an amount equal to his then current base salary. Additionally, if Mr. Pretty remains employed with us as of August 15, 2015, we will pay him a retention bonus equal to $225,000. Unless previously paid, this retention bonus will be accelerated in the event that we terminate his employment without "cause" or if he terminates his employment for "good reason," within three months prior to or two years following certain specified change of control transactions.

The employment agreement also provides, with certain exceptions, that Mr. Pretty may not participate in any entity or engage in any activity that competes with us or any of our subsidiaries during his employment and for a period of one year after his employment terminates. In addition, the employment agreement imposes certain non-solicitation obligations on him during the same period of time.

If it is determined that any payment or benefit provided to Mr. Pretty by us or any of our subsidiaries will be subject to the excise tax imposed by Section 4999 of the Code, the employment agreement provides that we will reduce such payments and benefits to the extent necessary so that no portion of the remaining payments and benefits will be subject to the excise tax.

Mr. Pretty also participated in our non-union U.S. pension plan. For a description of the non-union U.S. pension plan, and the amounts payable to Mr. Pretty thereunder, see “Pension Benefits” above.

Under our long-term incentive programs, had we terminated his employment for any other reason other than “cause”, or if he terminated his employment for “good reason,” each as of December 31, 2013, then he would have been entitled to a pro rata portion of his time-based awards (3,124), and 100% of his performance-based awards under the 2013 LTIP (6,996). Based on a closing price of $16.49 on December 31, 2013, the value of his time-based awards and performance-based awards under the 2013 LTIP would have been $166,879.

Under our long-term incentive programs, had a change in control occurred on December 31, 2013, then (i) unless the Compensation Committee provided for the continuation, assumption or substitution of the performance-based portion of the awards by the surviving entity or acquirer, 5,786 unvested performance-based awards with a value of $95,411 would have become vested, and (ii) 8,371 unvested time-based awards with a value of $138,038 would have become vested. Additionally, under the 2013 LTIP, 6,996 vested performance-based awards with a value of $115,364 would become payable.

Potential Payments to Mr. Pretty upon Termination at December 31, 2013:

Reason for Termination	Cash Severance Payment (2)	Equity Awards (3)	Continuation of Medical/ Dental Benefits	Excise Tax Gross-up	Benefits under Life Insurance Policies the Premiums for which are Paid for By Xerium	Total Termination Benefits
Death	$294,071	$—	$—	$—	$810,000	$1,104,071
Disability(1)	$294,071	$—	$26,091	$—	$—	$320,162
By Xerium for Cause(1)	$294,071	$—	$—	$—	$—	$294,071
By Xerium without Cause(1) and not within 3 months before or 24 months after a Change of Control(1)	$699,071	$166,879	$17,394	$—	$—	$883,344
By Xerium without Cause(1) and within 3 months before or 24 months after a Change of Control(1)	$1,126,571	$348,813	$26,091	$—	$—	$1,501,475
By the Executive for Good Reason(1) and not within 3 months before or 24 months after a Change of Control(1)	$699,071	$166,879	$17,394	$—	$—	$883,344
By the Executive for Good Reason(1) and within 3 months before or 24 months after a Change of Control(1)	$1,126,571	$348,813	$26,091	$—	$—	$1,501,475
By Xerium without Cause(1) or by the Executive for Good Reason(1) within 24 months after the appointment of a successor CEO to Mr. Light and not within 3 months before or 24 months after a Change of Control(1)	$1,104,071	$166,879	$17,394	$—	$—	$1,288,344
By Xerium without Cause(1) or by the Executive for Good Reason(1) within 24 months after the appointment of a successor CEO to Mr. Light and within 3 months before or 24 months after a Change of Control(1)	$1,756,571	$348,813	$26,091	$—	$—	$2,131,475
By the Executive without Good Reason(1)	$294,071	$—	$—	$—	$—	$294,071

(1)	As defined in Mr. Pretty’s employment agreement.

(2)
The amounts set forth under cash severance payments are payable over time as continuation of the payment of base salary or in a lump sum as described in the description of Mr. Pretty’s employment agreement above. In addition, this column includes cash payments under our 2013 MIC that were payable as a result of Mr. Pretty being employed by us on December 31, 2013. For a termination of Mr. Pretty "without cause" or by Mr. Pretty "for good reason" close in time to a change in control, includes the acceleration of the $225,000 retention bonus.

(3)
Includes (i) with respect to “without cause” or “for good reason” termination that is not close in time to a change in control, 3,124 unvested time-based restricted stock units that would become vested and 6,996 performance-based restricted stock units that would become payable and (ii) with respect to “without cause” or “for good reason” termination close in time to a change in control, 8,371 unvested time-based restricted stock units that would become vested and 12,782 performance-based restricted stock units that would become payable.

Joan Badrinas Ardèvol. Mr. Badrinas served as our President—Europe Rolls and Chief Technology Officer until April 19, 2013 when we delivered a notice of termination to him, providing that his employment would end as of April 19, 2014. Under the terms of his employment agreement, once we provided notice of termination, he was relieved of his duties, but was entitled to continue to receive his base salary, which as of December 31, 2013 was Euro 316,360 ($420,402 at an exchange rate of $1.329 per Euro, the average exchange rate for 2013). The employment agreement also provided that we would continue to provide Mr. Badrinas an automobile and pay all operating costs. Pursuant to an amendment to Mr. Badrinas’ employment agreement made in December 2011, because his employment was terminated by us without “cause” within two years following the start date of a new Chief Executive Officer of Xerium who immediately succeeded our previous Chief Executive Officer (Mr. Light) then, in addition to any other severance benefits to which he is entitled and subject to the execution of a release, Mr. Badrinas was also entitled to a lump sum payment of an amount equal to his base salary at the time of his termination.

The employment agreement also imposes certain non-solicitation obligations on him for a period of two years after his employment terminates.

Actual Payments due to Mr. Badrinas as of December 31, 2013:

Reason for Termination	Cash Severance Payment (2)	Equity Awards (3)	Incremental Pension Benefits	Continuation of Medical/ Dental Benefits	Excise Tax Gross-up	Benefits under Life Insurance Policies the Premiums for which are Paid for By Xerium	Total Termination Benefits
By Xerium without Cause(1) within 24 months after the appointment of a successor CEO to Mr. Light and not within 12 months after a Change of Control(1)	$1,155,988	$24,735	$—	$—	$—	$—	$1,180,723

(1)	As defined in Mr. Badrinas’ employment agreement or applicable Time-Based Restricted Stock Unit Agreements under the 2010 LTIP or 2012 LTIP.

(2)
The amount set forth under cash severance payment was paid, in part, over time as continuation of the payment of base salary as described in the description of Mr. Badrinas’ employment agreement above and, in part, as a lump sum. In addition, this column includes cash payments under our 2013 MIC that were paid as a result of Mr. Badrinas being an employee as of December 31, 2013.

(3)	Includes 1,500 unvested time-based restricted stock units that vested upon his termination.

Eduardo Fracasso. Mr. Fracasso has served as President—Xerium South America since January 2008. As of December 31, 2013, Mr. Fracasso receives a base salary of $858,152 Brazilian Real ($396,858 at an exchange rate of $0.46 per Real, the average exchange rate for 2013). His employment agreement provides that Mr. Fracasso is eligible to participate in our annual incentive bonus plan at a minimum target participation level of 50% of his base salary for the applicable year.

If Mr. Fracasso terminates his employment other than for “good reason” (as defined in his employment agreement), he is entitled to his earned and unpaid salary through his date of termination. If Mr. Fracasso’s employment terminates because of his death, then he is entitled to his earned and unpaid salary through his date of termination. If we terminate his employment for any other reason (other than “cause” (as defined in the employment agreement)), or if he terminates his employment for “good reason” (as defined in the employment agreement), then he is entitled to receive his base salary for one year and to participate in medical/dental benefit plans for one year (or such longer period as may be provided in our benefit plans). If any such termination occurs within three months prior to or two years following certain specified change of control transactions, then the period of base salary and medical/dental benefit continuation shall be 18 months. If we terminate his employment for “cause,” he is entitled only to payment of his earned and unpaid base salary for the period prior to termination. Pursuant to an amendment to Mr. Fracasso’s employment agreement made in December 2011, if his employment is terminated by us without “cause” or by him for “good reason” within two years following the start date of a new Chief Executive Officer of Xerium who immediately succeeded our previous Chief Executive Officer (Mr. Light) then, in addition to any other severance benefits to which he may be entitled and subject to the execution of a release, Mr. Fracasso shall also be entitled to a lump sum payment of an amount equal to his then current base salary.

The employment agreement also imposes certain non-competition and non-solicitation obligations on Mr. Fracasso during his employment and for a period of one year after his employment terminates.

Under our long-term incentive programs, had we terminated his employment for any other reason other than “cause”, or if he terminated his employment for “good reason,” each as of December 31, 2013, then he would have been entitled to a pro rata portion of his time-based awards (2,687), and 100% of his performance-based awards under the 2013 LTIP (6,996). Based on a closing price of $16.49 on December 31, 2013, the value of his time-based awards and performance-based awards under the 2013 LTIP would have been $159,664.

Under our long-term incentive programs, had a change in control occurred on December 31, 2013, then (i) unless the Compensation Committee provided for the continuation, assumption or substitution of the performance-based portion of the awards by the surviving entity or acquirer, 3,945 unvested performance-based awards with a value of $65,053 would have become vested, and (ii) 7,934 unvested time-based awards with a value of $130,832 would have become vested. Additionally, under the 2013 LTIP, 6,996 vested performance-based awards with a value of $115,364 would become payable.

Potential Payments to Mr. Fracasso upon Termination at December 31, 2013:

Reason for Termination	Cash Severance Payment (2)	Equity Awards (3)	Continuation of Medical/ Dental Benefits	Excise Tax Gross-up	Benefits under Life Insurance Policies the Premiums for which are Paid for By Xerium	Total Termination Benefits
Death	$251,860	$—	$—	$—	$202,000	$453,860
Disability(1)	$251,860	$—	$52,658	$—	$—	$304,518
By Xerium for Cause(1)	$251,860	$—	$—	$—	$—	$251,860
By Xerium without Cause(1) and not within 3 months before or 24 months after a Change of Control(1)	$632,577	$159,664	$35,105	$—	$—	$827,346
By Xerium without Cause(1) and within 3 months before or 24 months after a Change of Control(1)	$822,936	$311,241	$52,658	$—	$—	$1,186,835
By the Executive for Good Reason(1) and not within 3 months before or 24 months after a Change of Control(1)	$632,577	$159,664	$35,105	$—	$—	$827,346
By the Executive for Good Reason(1) and within 3 months before or 24 months after a Change of Control(1)	$822,936	$311,241	$52,658	$—	$—	$1,186,835
By Xerium without Cause(1) or by the Executive for Good Reason(1) within 24 months after the appointment of a successor CEO to Mr. Light and not within 3 months before or 24 months after a Change of Control(1)	$1,013,294	$159,664	$35,105	$—	$—	$1,208,063
By Xerium without Cause(1) or by the Executive for Good Reason(1) within 24 months after the appointment of a successor CEO to Mr. Light and within 3 months before or 24 months after a Change of Control(1)	$1,203,653	$311,241	$52,658	$—	$—	$1,567,552
By the Executive without Good Reason(1)	$251,860	$—	$—	$—	$—	$251,860

(1)	As defined in Mr. Fracasso’s Employment Agreement.

(2)
The amounts set forth under cash severance payments are payable over time as continuation of the payment of base salary or in a lump sum as described in the description of Mr. Fracasso’s employment agreement above. In addition, this column includes cash payments under our 2013 MIC that were payable as a result of Mr. Fracasso being employed by us on December 31, 2013.

(3)
Includes (i) with respect to “without cause” or “for good reason” termination that is not close in time to a change in control, 2,687 unvested time-based restricted stock units that would become vested and 6,996 performance-based restricted stock units that would become payable and (ii) with respect to “without cause” or “for good reason” termination close in time to a change in control, 7,934 unvested time-based restricted stock units that would become vested and 10,941 performance-based restricted stock units that would become payable.

Thomas C. Johnson. Mr. Johnson served as President - Xerium Asian from September 2008 until January 1, 2014. As of December 31, 2013, Mr. Johnson received a base salary of $325,000. His employment agreement provided that Mr. Johnson was eligible to participate in our annual incentive bonus plan at a minimum target participation level of 50% of his base salary for the applicable year.

Under the terms of his employment agreement, had his employment terminated because of his death or disability, then he would have been entitled to his earned and unpaid salary through his date of termination. In addition, had his employment terminated because of disability, he would have been entitled to participate in medical/dental plans for 18 months (or such longer period as may be provided in our benefit plans). If we terminated his employment for any other reason (other than “cause” (as defined in the employment agreement)), or if he terminated his employment for “good reason” (as defined in the employment agreement), then he would be entitled to receive his base salary for one year and participate in medical/dental benefit plans for one year (or such longer period as may be provided in our benefit plans), provided that the timing of certain payments may be delayed under Section 409A of the Code. If any such termination had occurred within three months prior to or two years following certain specified change of control transactions, then the period of base salary and medical/dental benefit continuation would have been 18 months instead of one year. If we had terminated his employment for “cause,” he would have been entitled only to payment of his earned and unpaid base salary for the period prior to termination. Pursuant to an amendment to Mr. Johnson’s employment agreement made in December 2011, if his employment was terminated by us without “cause” or by him for “good reason” within two years following the start date of a new Chief Executive Officer of Xerium who immediately succeeded our previous Chief Executive Officer (Mr. Light) then, in addition to any other severance benefits to which he may be entitled and subject to the execution of a release, Mr. Johnson would also be entitled to a lump sum payment of an amount equal to his then current base salary. As previously discussed, Mr. Johnson's employment with us ended on January 1, 2014.

The employment agreement also provides, with certain exceptions, that Mr. Johnson may not participate in any entity or engage in any activity that competes with us or any of our subsidiaries during his employment and for a period of one year after his employment terminates. In addition, the employment agreement imposes certain non-solicitation obligations on him during the same period of time.

If it is determined that any payment or benefit provided to Mr. Johnson by us or any of our subsidiaries will be subject to the excise tax imposed by Section 4999 of the Code, the employment agreement provides that we will reduce such payments and benefits to the extent necessary so that no portion of the remaining payments and benefits will be subject to the excise tax.

Under our long-term incentive programs, had we terminated his employment for any other reason other than “cause”, or if he terminated his employment for “good reason,” each as of December 31, 2013, then he would have been entitled to a pro rata portion of his time-based awards (2,749), and 100% of his performance-based awards under the 2013 LTIP (6,996). Based on a closing price of $16.49 on December 31, 2013, the value of his time-based awards and performance-based awards under the 2013 LTIP would have been $160,695.

Under our long-term incentive programs, had a change in control occurred on December 31, 2013, then (i) unless the Compensation Committee provided for the continuation, assumption or substitution of the performance-based portion of the awards by the surviving entity or acquirer, 4,208 unvested performance-based awards with a value of $69,390 would have become vested, and (ii) 7,996 unvested time-based awards with a value of $131,854 would have become vested. Additionally, under the 2013 LTIP, 6,996 vested performance-based awards with a value of $115,364 would become payable.

Potential Payments to Mr. Johnson upon Termination at December 31, 2013:

Reason for Termination	Cash Severance Payment (2)	Equity Awards (3)	Continuation of Medical/ Dental Benefits	Excise Tax Gross-up	Benefits under Life Insurance Policies the Premiums for which are Paid for By Xerium	Total Termination Benefits
Death	$235,983	$—	$—	$—	$400,000	$635,983
Disability(1)	$235,983	$—	$26,091	$—	$—	$262,074
By Xerium for Cause(1)	$235,983	$—	$—	$—	$—	$235,983
By Xerium without Cause(1) and not within 3 months before or 24 months after a Change of Control(1)	$560,983	$160,695	$17,394	$—	$—	$739,072
By Xerium without Cause(1) and within 3 months before or 24 months after a Change of Control(1)	$723,483	$316,608	$26,091	$—	$—	$1,066,182
By the Executive for Good Reason(1) and not within 3 months before or 24 months after a Change of Control(1)	$560,983	$160,695	$17,394	$—	$—	$739,072
By the Executive for Good Reason(1) and within 3 months before or 24 months after a Change of Control(1)	$723,483	$316,608	$26,091	$—	$—	$1,066,182
By Xerium without Cause(1) or by the Executive for Good Reason(1) within 24 months after the appointment of a successor CEO to Mr. Light and not within 3 months before or 24 months after a Change of Control(1)	$885,983	$160,695	$17,394	$—	$—	$1,064,072
By Xerium without Cause(1) or by the Executive for Good Reason(1) within 24 months after the appointment of a successor CEO to Mr. Light and within 3 months before or 24 months after a Change of Control(1)	$1,048,483	$316,608	$26,091	$—	$—	$1,391,182
By the Executive without Good Reason(1)	$235,983	$—	$—	$—	$—	$235,983

(1)	As defined in Mr. Johnson’s Employment Agreement.

(2)
The amounts set forth under cash severance payments are payable over time as continuation of the payment of base salary or in a lump sum as described in the description of Mr. Johnson’s employment agreement above. In addition, this column includes cash payments under our 2013 MIC that were payable as a result of Mr. Johnson being employed by us on December 31, 2013.

(3)
Includes (i) with respect to “without cause” or “for good reason” termination that is not close in time to a change in control, 2,749 unvested time-based restricted stock units that would become vested and 6,996 performance-based restricted stock units that would become payable and (ii) with respect to “without cause” or “for good reason” termination close in time to a change in control, 7,996 unvested time-based restricted stock units that would become vested and 11,204 performance-based restricted stock units that would become payable.

COMPENSATION OF DIRECTORS

Employee directors do not receive additional compensation for service on the Board or its committees. The Nominating and Governance Committee reviews and makes recommendations to the Board regarding the compensation of directors. The Board approves the compensation of directors. In 2013, we did not engage a compensation consulting firm to conduct a review of our 2013 cash and equity compensation program for non-employee directors. However, previously in 2010, we had engaged Towers Watson at the request of Nominating and Governance Committee to conduct a review of our cash and equity compensation program for non-employee directors in order to assist the Board in establishing non-employee director compensation for 2010 and subsequent years.

Non-Management Director Compensation Policy at December 31, 2013

Non-management directors receive an annual retainer of $112,000, which is paid pursuant to the Xerium Technologies, Inc. Directors' Deferred Stock Unit Plan. Under the plan, 50% of the retainer is paid in the form of a grant of deferred stock units. Non-management directors are given the opportunity to elect to receive the remainder of such retainer in deferred stock units or in cash.

Under the plan, cash payments and director stock unit crediting are made quarterly. The number of deferred stock units credited to a director’s account is determined by dividing the portion of the annual retainer for that period by the fair market value of our common stock (the closing price on the last trading day of each quarter) on the particular credit date. Deferred stock units are fully vested upon being credited to a director’s account. Non-management directors may elect whether the units will convert into shares of common stock (i) immediately at the end of each quarter, or (ii) six months after the termination of the director’s service on the Board.

Each of the Chairs of the Audit Committee and the Compensation Committee also receives additional cash compensation at an annual rate of $10,000 per year, and the Chair of the Nominating and Governance Committee, and the Lead Independent Director, if there is one, each receive additional cash compensation at an annual rate of $5,000 per year. If the Chairman of the Board is a non-management director, then he or she receives additional cash compensation at an annual rate of $55,000 per year. Directors are also reimbursed for out-of-pocket expenses for attending board and committee meetings.

Non-Management Director Compensation Policy at December 31, 2012

The Non-Management Director Compensation Policy at December 31, 2012 was substantially similar to the policy at December 31, 2013, with the exception of the compensation paid to the Chairs of Compensation and Nominating and Governance Committee and a non-management Chairman of the Board, as set forth below.

At December 31, 2012, the Chair of the Audit Committee also received additional cash compensation at an annual rate of $10,000 per year, and the Chair of the Compensation Committee, the Chair of the Nominating and Governance Committee, and the Lead Independent Director, if there was one, each received additional cash compensation at an annual rate of $5,000 per year. If the Chairman of the Board was a non-management director, then he or she received additional cash compensation at an annual rate of $60,000 per year (effective as of August 15, 2012).

Director Compensation

The following table sets forth information for the compensation earned by the individuals who served as non-employee directors of Xerium for service on the Board or committees of the Board during the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Roger A. Bailey	$56,000	$56,000					$112,000
David A. Bloss, Sr.(2)	$66,000	$56,000	$—	$—	$—	$—	$122,000
Ambassador April H. Foley	$61,000	$56,000	$—	$—	$—	$—	$117,000
Jay J. Gurandiano	$56,000	$56,000	$—	$—	$—	$—	$112,000
John F. McGovern	$66,000	$56,000	$—	$—	$—	$—	$122,000
James F. Wilson(3)	$111,000	$56,000	$—	$—	$—	$—	$167,000

(1)
The amounts in these columns reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 of the stock awards granted to non-employee directors during 2013. Assumptions used in the calculation of these amounts are included in Note 10 to our audited financial statements for the fiscal year ended December 31, 2013. Each stock unit corresponds to one share of our common stock. If a director’s service on the Board is terminated, such director will, as appropriate, (i) receive as of the end of the quarter in which his or her service ends the number of shares of common stock that equals the number of pro rata deferred stock units the director has earned during that quarter, and (ii) six months after such termination, receive the number of shares of common stock that equals the number of deferred stock units the director has earned if such director either elected to defer conversion of the deferred stock units or held deferred stock units under the director compensation plan in effect prior to March 15, 2011. Dividends are paid on these deferred stock units at the same rate as dividends on our common stock (if any), but only in the form of additional deferred stock units, as applicable.

(2)	On March 12, 2013, the Board increased the compensation set for the Chair of the Compensation Committee to $10,000 per year from $5,000 per year.

(3)	On March 12. 2013, the Board reduced the compensation set for independent directors serving as Chairman to $55,000 per year from $60,000 per year.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management, and based upon such review of and discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

Mr. David A. Bloss, Chair
Mr. Roger A. Bailey
Mr. James F. Wilson

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. We obtain information from the directors and executive officers with respect to related person transactions in order to determine, based on the facts and circumstances, whether we or a related party has a direct or indirect material interest in the transaction. If the determination is made that a related party has a material interest in any transaction of ours, these transactions are disclosed in our proxy statement as required under the rules and regulations of the SEC. In addition, in March 2007, the Board of Directors adopted a written policy that calls for the Audit Committee to review and approve related party transactions occurring after the date of adoption of that policy other than:

•	a transaction involving the compensation of directors (which are subject to the procedures for review and approval established in the charter of the Nominating and Governance Committee);

•
a transaction involving compensation of an executive officer or involving an employment agreement, severance arrangement, change in control provision or supplemental benefit of an executive officer (which are subject to the procedures for review and approval established in the charter of the Compensation Committee);

•	a transaction available to all employees generally or to all salaried employees generally;

•	a transaction with a related party involving less than $120,000; and

•
a transaction in which the interest of the related party arises solely from the ownership of a class of our equity securities and all holders of that class receive the same benefit on a pro rata basis.

The policy calls for the Audit Committee to consider:

•	the nature of the related party’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the significance of the transaction to the related party;

•	the significance of the transaction to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest;

•	whether the transaction is fair to us; and

•	any other matters the Audit Committee deems appropriate.

In accordance with the policy, any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers the transaction.

Transactions with SP Fiber Technologies LLC

From September 2012 until December 2013, Mr. Gurandiano served as Chairman, President and Chief Executive Officer of SP Fiber Technologies LLC ("SP Fiber"). SP Fiber is a customer of Xerium and its annual purchases from us during 2013 exceeded $120,000 and totaled approximately $136,000. However, given the relatively low dollar level of individual transactions and aggregate annual transactions between SP Fiber and Xerium and the fact that SP Fiber is purchasing from Xerium, the Audit Committee determined that Mr. Gurandiano did not have a direct or indirect material interest in the transactions and that the transactions would not impair the judgment of Mr. Gurandiano to act in our best interest.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2013, none of our executive officers served as: (i) a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee; or (iii) a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of Xerium. No current or former officers or employees of Xerium serve on the Compensation Committee.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount of our common stock beneficially owned, directly or indirectly, as of April 17, 2014, by (i) based on information filed with the SEC, each person known by us to beneficially own more than 5% of our common stock; (ii) each current member of the Board; (iii) each of our Named Executive Officers (provided that in the case of Mr. Badrinas and Mr. Johnson, who were no longer an officers of Xerium as of April 17, 2014, the data below is based upon information available to us); and (iv) all members of the Board and all of our current executive officers as a group, and the percentage of the common stock outstanding represented by each such amount. As of April 17, 2014, the total number of shares of our common stock outstanding was 15,410,122. Except as indicated in the footnotes to the table, each person has sole voting and investment power with respect to all shares indicated as beneficially owned by such person. Except as indicated in the footnotes to this table, the address for each person listed below is c/o Xerium Technologies, Inc., 14101 Capital Boulevard, Youngsville, NC 27596.

	Common Stock, par value $0.001 per share
Name of Beneficial Owner	Number	Percent
AS Investors, LLC(1)	2,172,970	14.1%
Carl Marks Management Company, LLC(2)	2,064,452	13.4%
Tocqueville Asset Management L.P.(3)	1,099,360	7.1%
Harold Bevis(4)	—	*
Clifford E. Pietrafitta(5)	13,135	*
David Pretty(6)	34,106	*
Joan Badrinas Ardèvol(7)	34,028	*
Eduardo Fracasso(8)	36,920	*
Thomas C. Johnson(9)	30,899
Roger A. Bailey	15,077	*
David A. Bloss, Sr.(10)	16,878	*
Ambassador April H. Foley(11)	20,694	*
Jay J. Gurandiano(12)(13)	33,362	*
John F. McGovern(14)	8,000	*
James F. Wilson(12)(15)	2,091,152	13.6%
All directors and executive officers as a group (16 people)(16)	2,355,908	15.3%

(*)	Less than 1%.

(1)
AS Investors, LLC’s address is c/o American Securities LLC, 299 Park Avenue, 34th Floor, New York, NY 10171. American Securities Partners V, L.P., American Securities Partners V(B), L.P., American Securities Partners V(C), L.P., (collectively, the “Sponsors”) are owners of membership interests in AS Investors, LLC. American Securities Associates V, LLC is the general partner of each Sponsor. American Securities LLC provides investment advisory services to each Sponsor and to American Securities Associates V, LLC.

(2)
Carl Marks Management Company, LLC’s address is 900 Third Avenue, 33rd Floor, New York, NY 10022. Represents 626,544 shares held by Carl Marks Strategic Investments, L.P. (“CMSI”), and 1,437,908 held by Carl Marks Strategic Opportunities Fund, L.P. (“CMSO”). Carl Marks Management Company, LLC is the registered investment adviser of CMSI and CMSO. CMSI GP, LLC is the general partner of CMSI, and Carl Marks GP, LLC is the general partner of CMSO. Messrs. Andrew M. Boas, Robert C. Ruocco, and James Forbes Wilson are the managing members of Carl Marks Management Company, LLC, CMSI GP, LLC and Carl Marks GP, LLC.

(3)	Tocqueville Asset Management L.P.’s address is 40 West 57th Street, 19th Floor, New York, NY 10019.

(4)
Excludes 130,597 performance-based restricted stock units that are vested, but unissued and are not convertible into shares of common stock within 60 days of April 17, 2014 unless certain conditions, including conditions outside the control of Mr. Bevis, exist. Also, excludes 204,208 shares of common stock underlying time-based restricted stock units and 781,701 shares of common stock underlying options granted upon joining Xerium that, in both cases, do not vest within 60 days of April 17, 2014.

(5)
Excludes 6,996 performance-based restricted stock units that are vested, but unissued and are not convertible into shares of common stock within 60 days of April 17, 2014 unless certain conditions, including conditions outside the control of Mr. Pietrafitta, exist.

(6)
Includes 5,220 shares of common stock underlying warrants that are currently exercisable. Excludes 6,996 performance-based restricted stock units that are vested, but unissued and are not convertible into shares of common stock within 60 days of April 17, 2014 unless certain conditions, including conditions outside the control of Mr. Pretty, exist.

(7)	Includes 7,340 shares of common stock underlying warrants that are currently exercisable.

(8)
Includes 6,305 shares of common stock underlying warrants that are currently exercisable. Excludes 6,996 performance-based restricted stock units that are vested, but unissued and are not convertible into shares of common stock within 60 days of April 17, 2014 unless certain conditions, including conditions outside the control of Mr. Fracasso, exist.

(9)	Includes 3,887 shares of common stock underlying warrants that are currently exercisable.

(10)
Excludes 19,067 shares of common stock underlying director deferred stock units held by the non-management director. Such deferred stock units will be settled in shares of common stock six months after the director’s departure from the Board, and thus are not convertible into shares of common stock within 60 days of April 17, 2014.

(11)
Excludes 8,234 shares of common stock underlying director deferred stock units held by the non-management director. Such deferred stock units will be settled in shares of common stock six months after the director’s departure from the Board, and thus are not convertible into shares of common stock within 60 days of April 17, 2014.

(12)
Excludes 2,228 shares of common stock underlying director deferred stock units held by the non-management director. Such deferred stock units will be settled in shares of common stock six months after the director’s departure from the Board, and thus are not convertible into shares of common stock within 60 days of April 17, 2014.

(13)
Includes 3,556 shares of common stock (not including shares in respect of future dividend payments on our common stock) that will be paid to the non-management director upon the termination of his service on the Board in respect of outstanding restricted stock units earned as part of the director’s compensation for service on the Board. Also includes 2,445 shares of common stock underlying warrants and stock options that are currently exercisable.

(14)
Excludes 28,928 shares of common stock underlying director deferred stock units held by the non-management director. Such deferred stock units will be settled in shares of common stock six months after the director’s departure from the Board, and thus are not convertible into shares of common stock within 60 days of April 17, 2014.

(15)
Mr. Wilson’s business address is c/o Carl Marks Management Company, L.P., 900 Third Avenue, 33rd Floor, New York, NY 10022. Represents 2,064,452 shares of common stock described in note (2) above and 22,396 shares of common stock owned directly by Mr. Wilson. Mr. Wilson is a managing member of Carl Marks Management Company, LLC, CMSI GP, LLC and Carl Marks GP, LLC. Carl Marks Management Company, LLC is the registered investment adviser of CMSI and CMSO. CMSI GP, LLC is the general partner of CMSI, and Carl Marks GP, LLC is the general partner of CMSO. Mr. Wilson’s beneficial ownership is limited to (i) his direct ownership of 26,700 shares of common stock and (ii) his indirect interest (if any) in the shares of common stock held by CMSI and CMSO, limited to his pecuniary interest in CMSI and CMSO (if any).

(16)
Includes an aggregate of 22,898 shares of common stock underlying warrants and stock options that are currently exercisable. Also includes an aggregate of 3,556 shares of common stock (not including shares in respect of future dividend payments on our common stock) that will be paid to Mr. Gurandiano upon the termination of his service on the Board in respect of outstanding restricted stock units earned as part of the director’s compensation for service on the Board. Excludes 175,518 performance-based restricted stock units that are vested, but unissued and are not convertible into shares of common stock within 60 days of April 17, 2014 unless certain conditions exist.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain of our officers and persons who own more than 10% of our common stock to file reports of ownership of, and transactions in, our common stock with the SEC. Based on our review of the reports required under Section 16(a) we have received, we believe that all of our directors, officers, and persons owning more than 10% of our common stock complied with all reporting requirements applicable to them with respect to transactions in 2013.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for 2014. Ernst & Young LLP served as our independent registered public accounting firm for 2013. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Our organizational documents do not require that the stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. We request such ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our best interest and the best interests of our stockholders.

The following table summarizes the aggregate fees billed for professional services rendered to us by Ernst & Young LLP in 2013 and 2012. A description of those fees and services follows the table.

	2013	2012
Audit fees(a)	$2,740,087	$1,866,298
Audit-related fees(b)	165,182	18,500
Tax fees(c)	—	172,535
All other fees	—	—
Total fees	$2,905,269	$2,077,333

(a)
Audit fees were for professional services rendered for the audits of our consolidated financial statements (including services in connection with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002), foreign statutory audit fees, attest services, reviews of quarterly results, consents, and assistance with and review of documents filed with the SEC and related out-of-pocket expenses.

(b)
Audit-related fees were for technical, financial reporting, and compliance services that are reasonably related to the performance of the audit or review of our financial statements and that are not included under the heading “Audit fees.”

(c)	Tax fees include tax compliance, tax planning, and tax advice.

The Audit Committee is responsible for pre-approving all audit and non-audit services rendered by Ernst & Young LLP. The Audit Committee has adopted a policy which sets forth procedures and conditions pursuant to which services proposed to be performed by the independent registered public accounting firm may be pre-approved. Under the policy, unless the Audit Committee states a different term, the term of any pre-approval extends from the date of the pre-approval until the next meeting of the Audit Committee at which it reviews all outstanding pre-approvals and renews, modifies and/or discontinues each such pre-approval. The Audit Committee has delegated certain pre-approval responsibilities to its Chair, currently Mr. McGovern. Any services pre-approved by the Chair are to be reported to the Audit Committee at its next general meeting. Any proposed services exceeding pre-approved cost levels or with scope greater than that which is pre-approved requires specific approval by the Audit Committee in advance of the provision of the service. The Audit Committee pre-approved all audit and non-audit services rendered by Ernst & Young LLP for the years ended December 31, 2013 and December 31, 2012.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3: ADVISORY (NONBINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

As discussed in the Compensation Discussion & Analysis section in this Proxy Statement, our executive compensation program is designed to align our executive officers’ interests with those of our stockholders. We believe that our compensation policies and procedures reward executive officers for both their individual performance and our company’s overall performance, and we believe such compensation policies and procedures create interests for our executive officers that are strongly aligned with the long-term interests of our stockholders, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

As required by Section 14A of the Securities Exchange Act of 1934, as amended, we are providing our stockholders with an advisory (nonbinding) vote to approve the compensation of our executive officers as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, is designed to give you as a stockholder the opportunity to endorse or not endorse our executive compensation program through the following resolution:

"Resolved, that the stockholders approve, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the CD&A, compensation tables, and narrative disclosure."

When you cast your vote, we urge you to consider the description of our executive compensation program contained in this Proxy Statement, including in the Compensation Discussion & Analysis and the accompanying tables and narrative disclosure. Highlights of our programs in 2013 include the following factors:

•
Approximately 76% of the Chief Executive Officer's total targeted direct compensation and 41% of the average 2013 total targeted direct compensation earned by our Named Executive Officers who served during the full-year of 2013 was incentive compensation that was either performance-based or equity-based;

•	We structured our short-term incentive compensation to be paid only after achieving a substantial improvement in 2013 operating performance as compared to 2012 operating performance; and

•
Half of our long-term equity compensation grants were comprised of performance-based awards that were tied directly to stock price performance in order to more closely align executive compensation with the interests of our stockholders; the other half of our long-term equity compensation grants were comprised of time-based awards meant to strengthen executive retention and promote stock ownership.

Because your vote is advisory, it will not be binding upon our Board of Directors, it will not overrule any decision by the Board and it will not create or imply any additional fiduciary duties on the Board or any member thereof. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. In 2011, our stockholders voted, and our Board determined, to hold a “Say-on-Pay” vote every three years and, therefore, our next say-on-pay vote is expected to take place at our 2017 annual meeting of stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR THE ADVISORY (NONBINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION.

STOCKHOLDER PROPOSALS

Stockholders who wish to present proposals of business and nominations for directors for inclusion in our proxy materials for the 2015 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and our By-laws. To be eligible, the stockholder proposals must be received by the Secretary of Xerium on or before January 5, 2015. However, if the date of the 2015 Annual Meeting is changed by more than thirty (30) days from the date of the first anniversary of the 2014 Annual Meeting, then the deadline is a reasonable time before we begin to print and mail our Proxy Statement for the 2015 Annual Meeting.

Under our By-laws, proposals of business and nominations for directors other than those to be included in our proxy materials following the procedures described in Rule 14a-8 may be made by stockholders entitled to vote at the meeting if notice in writing that contains the information required by the By-laws is timely delivered to the Secretary, Xerium Technologies, Inc., 14101 Capital Boulevard, Youngsville, NC 27596. To be timely, a notice with respect to the 2015 Annual Meeting of Stockholders must be received by the Secretary not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the 2014 Annual Meeting, or, if the 2015 Annual Meeting of Stockholders is not held within thirty (30) days before or after such anniversary date or in the case of a special meeting, not later than the close of business on the tenth day following the date on which the notice of the meeting is mailed or public disclosure is made, whichever occurs first.

FORM 10-K

A copy of our Annual Report on Form 10-K for 2013, as filed with the SEC, has been mailed with this Proxy Statement (without exhibits) and is also available without charge by writing to Investor Relations, Xerium Technologies, Inc., 14101 Capital Boulevard, Youngsville, NC 27596. It can also be accessed free of charge by visiting our website at www.xerium.com.

DIRECTIONS TO OUR ANNUAL MEETING

From the Raleigh-Durham International Airport, please take I-540 East for approximately 13.6 miles to Exit 16 (U.S. 1 N/Capital Blvd). Merge onto U.S. 1 North / Capital Boulevard and head north for approximately 11.6 miles to 14101 Capital Boulevard, Youngsville, NC.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We do not household proxy materials, although some brokers may do so, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You should notify your broker if, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver a separate copy of the annual report and proxy statement to you if you call 919-526-1444 or write to Investor Relations, Xerium Technologies, Inc., 14101 Capital Boulevard, Youngsville, NC 27596.

COSTS

We will pay the cost for the solicitation of proxies by the Board. The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally, by telephone, fax, or e-mail by directors, officers, and other employees of Xerium and our transfer agent, Wells Fargo. Upon request, we will reimburse brokers, banks, custodians, other nominees, and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of our common stock that such entities hold of record.

OTHER BUSINESS

The Board knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable.

Our Annual Report to Stockholders, including financial statements for 2013, is being mailed to you together with this Proxy Statement.

Xerium Technologies, Inc.	Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

:	INTERNET/MOBILE - www.proxypush.com/xrm Use the Internet to vote your proxy until 5:00 p.m. (CT) on June 11, 2014.

(	PHONE - 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 5:00 p.m. (CT) on June 11, 2014.

*	MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

--- Please detach here ---

The Board of Directors Recommends a Vote FOR all nominees under Item 1 and FOR Items 2 and 3.

1. Election of Directors:	01 Roger A. Bailey 02 Harold C. Bevis 03 David A. Bloss, Sr. 04 Ambassador April H. Foley	05 Jay J. Gurandiano 06 John F. McGovern 07 James F. Wilson	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Ratification of Ernst & Young LLP as our independent registered public accounting firm.	☐	For	☐	Against	☐	Abstain

3. Advisory vote to approve executive compensation.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐	Date ___________________________________________

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

XERIUM TECHNOLOGIES, INC. ANNUAL MEETING OF STOCKHOLDERS Thursday, June 12, 2014 9:00 A.M. Xerium Technologies, Inc. 14101 Capital Boulevard Youngsville, NC 27596

Xerium Technologies, Inc. 14101 Capital Boulevard Youngsville, NC 27596	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 12, 2014.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” all nominees under Item 1 and “FOR” Items 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Clifford E. Pietrafitta and Kevin McDougall, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. If, at or before the time of the Annual Meeting, any of the nominees listed under Item 1 for any reason have become unavailable for election or are unable to serve as directors, the proxies have the discretion to vote for a substitute nominee or nominees.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement, Proxy Card and Annual Report to Stockholders are available in the Investor Relations section of our website at www.xerium.com.

See reverse for voting instructions.